Exhibit 4.7

Agrium U.S. Retail

401(k) Savings Plan

Effective January 1, 2014

INTRODUCTION

Effective as of April 1, 1985 (the “Effective Date”), Western Farm Service, Inc. (the “Company”) adopted the Western Farm Service, Inc. Employee 401(k) Savings Plan and Trust (the “Prior Plan”). The Prior Plan was restated effective January 1, 1997 to comply with provisions of GATT, USERRA, SBJPA and TRA ‘97 (“GUST”). The amended and restated plan is referred to as the “Plan.”

Effective June 30, 2000 (the “Merger Date”), all account balances held in the Crop Production Services, Inc. Employee 401(k) Savings Plan and Trust (the “Crop Production 401(k) Plan”) were transferred to the Plan and the Crop Production 401(k) Plan was merged into the Plan; the Plan is the surviving plan. Each Participant who had an account balance under the Crop Production 401(k) Plan as of the day before the Merger Date shall be entitled to all of the subsidies and forms of benefit that are protected by Code § 411(d)(6) with respect to the Participant’s account balance under the Crop Production 401(k) Plan and the Plan shall be so construed and administered. The terms of the Plan apply to all Participants who perform at least one Hour of Service for an Employer or an Affiliated Employer on or after June 30, 2000. Effective as of June 30, 2000, the name of the Plan was changed to the Agrium U.S. Retail 401(k) Savings Plan. Effective as of December 31, 2008, the UAP Retirement Income Savings Plan was merged into the Plan. Effective January 1, 2009, the Company became part of Crop Production Services, Inc.

The Company amended and restated the Plan effective January 1, 2008 to incorporate changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), the final Treasury regulations under Code § 401(a)(9), and the provisions of other interim amendments. The Company wishes to amend and restate the Plan effective January 1, 2014. The provisions of this amended and restated Plan supersede the provisions of the Plan for all Participants who performed at least one Hour of Service for an Employer or an Affiliated Employer on and after the Effective Date of this Restatement and for all persons claiming through, under or against such Participants. With respect to Participants who ceased to be employed, by retirement or otherwise, by an Employer or Affiliated Employer prior to the Effective Date of this Restatement, the provisions of the Plan in effect at the time of such cessation of employment shall govern the benefits of such Participants and all persons claiming through, under or against such Participants. The preceding sentence shall not apply to the extent that applying any prior provisions would violate any applicable law, would result in disqualification of this Plan or would require inconsistent administrative practices, in which case the provisions of this amended and restated Plan shall apply.

The provisions of this amendment and restatement of the Plan are subject to a determination by the Internal Revenue Service that the Plan remains “qualified” under Code §401(a). It is further intended that the Plan also conform to the applicable requirements of Title I of ERISA.

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ARTICLE 1

DEFINITIONS

1.1	“Accounts” means, with respect to any Participant, his After-tax Account, Employer Account, Loan Account, Pretax Account, Rollover Account and Catch-up Account and shall, as to each such Account, include any subaccount established thereunder. “Account” means any of the foregoing “Accounts.”

1.2	“Affiliated Employer” means each business entity (other than an Employer), whether or not incorporated and whether or not such entity has adopted the Plan, which at the time of reference is (1) a member of a “controlled group of corporations” or a group under “common control” with an Employer, or (2) a member of an “affiliated service group” which includes an Employer, all as determined under Code §§ 414(b), (c), (m) or (o), or, solely for purposes of Section 6.8, the rules set forth in Code §415(h). Any such entity will be considered an Affiliated Employer (1) during any such period of affiliated status and (2), if specifically provided in the Plan, during any period preceding a period of affiliated status.

1.3	“After-tax Account” means the Account established for a Participant in accordance with Section 7.1 that reflects his share of a Fund attributable to his After-tax Contributions, as adjusted from time to time pursuant to Section 7.2.

1.4	“After-tax Contributions” means the contributions that a Participant made prior to October 1, 1995 to the Crop Production 401(k) Plan on an after-tax basis; no more after-tax contributions are allowed.

1.5	“Average Contribution Percentage” means, for any Plan Year, the average of the ratios determined under Section 1.17 for (i) the group of Eligible Employees who are Highly Compensated Employees and (ii) the group of Eligible Employees who are Non-highly Compensated Employees. For any Plan Year beginning after December 31, 1998, if the requirements of Code § 410(b)(1) are satisfied separately with respect to Employees who are Non-highly Compensated Employees who have not attained age 21 and completed at least one year of Eligibility Service, such group of Employees shall be excluded in determining the Average Contribution Percentage for such year.

1.6	“Average Deferral Percentage” means, for any Plan Year, the average of the ratios determined under Section 1.18 for (i) the group of Eligible Employees who are Highly Compensated Employees and (ii) the group of Eligible Employees who are Non-highly Compensated Employees. For any Plan Year beginning after December 31, 1998, if the requirements of Code § 410(b)(1) are satisfied separately with respect to Employees who are Non-highly Compensated Employees who have not attained age 21 and completed at least one year of Eligibility Service, such group of Employees shall be excluded in determining the Average Deferral Percentage for such year.

1.7	“Beneficiary” means the person or persons or entity or entities (including a trust) or estate that shall be entitled to receive benefits payable pursuant to the provisions of this Plan by virtue of a Participant’s death, pursuant to the provisions of Section 10.7.

1.8	“Board” means the Board of Directors of the Company, except that any action which may be taken by the Board may also be taken by a duly authorized committee of the Board or by such other person or group as may be designated by the Board (to the extent of such designation).

1.9	“Break in Service” means a Period of Severance of at least 12 consecutive months.

1.10	“Catch-up Account” means the account established for a Participant in accordance with Section 7.1 that reflects his share of a Fund attributable to his Catch-up Contributions, as adjusted from time to time pursuant to Section 7.2.

1.11	“Catch-up Contribution” means a contribution made to this Plan in accordance with Section 4.3.

1.12	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.13	“Committee” means the U.S. Pension Committee established by Agrium U.S. Inc.

1.14	“Company” means Crop Production Services, Inc. Prior to January 1, 2009, Company means Western Farm Service, Inc. and Crop Production Services, Inc.

1.15	“Compensation” means:

(a)	In General. Compensation shall mean those amounts reported as “wages, tips, other compensation” on Form W-2 by the Employer, excluding amounts paid or reimbursed for moving expenses incurred by an Employee to the extent that such amounts are deductible by the Employee under Code § 217. Compensation shall include elective contributions that are not includable in the Employee’s income pursuant to Code §§ 125, 402(e)(3), 402(b), 402(h), or, for periods beginning on and after January 1, 2001, § 132(f)(4). For purposes of determining the amount of Pretax Contributions, Catch-up Contributions, Safe Harbor Matching Contributions and Additional Matching Contributions, Compensation shall exclude reimbursement or other expense allowances (including relocation and vehicle reimbursements), fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits. For purposes of determining the amount of Pretax Contributions, Catch-up Contributions, Safe Harbor Matching Contributions and Additional Matching Contributions, Compensation shall be measured over the portion of a Plan Year after the Employee has satisfied any eligibility requirements under Article 3 and subject to Section 1.15(d), while the Employee is an Eligible Employee.

(b)	Compensation Limit. For purposes of calculating the minimum contribution required in years when the Plan is “top-heavy” and for purposes of calculating Safe Harbor Matching Contributions and Additional Matching Contributions, the Compensation taken into account for the applicable time period shall not exceed the compensation limit under Code § 401(a)(17) ($260,000 effective January 1, 2014), as adjusted for cost of living increases in accordance with Code § 401(a)(17)(B), in effect for the calendar year in which the time period begins. If the period for determining compensation consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the computation period and the denominator of which is 12.

(c)	Section 125 Deemed Compensation. For purposes of this Section 1.15, amounts under Code § 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code §125 only if the Company does not require or collect information regarding the Participant’s other health coverage as part of the enrollment process under the health plan.

(d)	Compensation Timing Rules. The Plan does not consider any Compensation paid for a period after the payroll cycle that includes the Participant ceasing to be an Eligible Employee. Compensation does not include severance payments regardless of when paid.

1.16	“Computation Period” generally means the Plan Year. However, for purposes of determining a Year of Eligibility Service, Computation Period shall mean the 12 month period beginning on the Employee’s Employment Commencement Date (or most recent date of rehire following a Break in Service). If an Eligible Employee fails to complete a Year of Eligibility Service during that initial 12-month period, Computation Period thereafter shall mean the 12-month period ending with the month in which such Eligible Employee completes a 1,000 Hours of Service.

1.17	“Contribution Percentage” means, for each Participant, the ratio of any Employer Matching Contributions made by or on behalf of a Participant for a Plan Year, to such Participant’s compensation (within the meaning of § 414(s) of the Code) for such Plan Year. Employer Matching Contributions exclude Employer Matching Contributions that are forfeited under Section 4.1(e), 6.2(b), 6.2(c) or 6.3(b). The Employer may include Qualified Nonelective Contributions in the Contribution Percentage amounts. The Employer also may elect to use elective deferrals in the Contribution Percentage amounts so long as the Average Deferral Percentage (“ADP”) test is met before the elective deferrals are used in the Average Contribution Percentage (“ACP”) test and continues to be met following the exclusion of those elective deferrals that are used to meet the ACP test. If more than one plan providing employee contributions or matching contributions (within the meaning of Code § 401(m)) is maintained by an Employer or Affiliated Employer, the Contribution Percentage of any Highly Compensated Employee who participates in more than one such plan or arrangement shall be determined as if all such plans or arrangements were a single plan. If a Highly Compensated Employee participates in more than one such plan or arrangement of the Employer that have different plan years, all Contribution Percentage amounts made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, plans shall be treated as separate if they are mandatorily disaggregated under Code § 401(k).

1.18	“Deferral Percentage” means, for each Participant, the ratio of any Pretax Contributions made on behalf of a Participant for a Plan Year, to such Participant’s compensation (within the meaning of Code § 414(s)) for such Plan Year. Pretax Contributions include (a) any Pretax Contributions (other than Catch-up Contributions) made pursuant to the Participant’s deferral election (including Pretax Contributions in excess of the Elective Deferral Limit of Highly Compensated Employees), but excluding (i) Pretax Contributions in excess of the Elective Deferral Limit of Non-highly Compensated Employees that arise solely from Pretax Contributions made under the Plan or plans of the Employer and (ii) Pretax Contributions that are taken into account for purposes of the Average Contribution Percentage test (provided the Average Deferral Percentage test is satisfied both with and without exclusion of these Pretax Contributions); and (b) Qualified Nonelective Contributions. If more than one plan providing a cash or deferred arrangement (within the meaning of Code § 401(k)) is maintained by an Employer or Affiliated Employer, the Deferral Percentage of any Highly Compensated Employee who participates in more than one such plan or arrangement shall be determined as if all such plans or arrangements were a single plan or arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different plan years, all elective deferrals made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, plans or arrangements shall be treated as separate if they are mandatorily disaggregated under Code § 401(k).

1.19	“Disability” means a physical or mental condition of such severity and duration as to entitle the Participant to disability benefits under the Federal Social Security Act or to entitle the Participant to disability benefits under the Employer’s long-term disability program. “Disabled Participant” shall mean a Participant who is in receipt of disability benefits under the Federal Social Security Act or the Employer’s long-term disability program.

1.20	“Effective Date” means April 1, 1985.

1.21	“Effective Date of this Restatement” means January 1, 2014.

1.22	“Eligible Employee” means any Employee of an Employer, except:

(a)	an Employee whose terms and conditions of employment are the subject of a collective bargaining agreement between an Employer and a collective bargaining agent, unless and until participation in the Plan is negotiated for and agreed to in writing by the representatives of such Employer and the collective bargaining agent;

(b)	an Employee who is not employed in a division, subdivision, plant, location or other sub-unit of the Employer to which his Employer has extended the Plan;

(c)	an Employee who is a nonresident alien and receives no earned income (within the meaning of Code § 911(d)(2)) from an Employer which constitutes income from sources within the United States (within the meaning of Code § 861(a)(3));

(d)	any Leased Employee; and

(e)	independent contractors who are reclassified as employees as a result of a judicial or administrative proceeding.

1.23	“Eligibility Service” means Service as counted for determining an Eligible Employee’s right to become a Participant in the Plan, as determined under the rules of Article 2.

1.24	“Employee” means any person who is a common-law employee or a Leased Employee of an Employer or Affiliated Employer.

1.25	“Employer” means the Company and any Affiliated Employer (as outlined in Appendix B of the Plan) that, with the consent of the Board, adopts this Plan for the benefit of its Eligible Employees. “Employer” when used in this Plan shall refer to such adopting entities either individually or collectively, as the context may require.

1.26	“Employer Account” means the account established for a Participant in accordance with Section 7.1 that reflects his share of a Fund attributable to Employer contributions, as adjusted from time to time pursuant to Section 7.2.

1.27	“Employer Matching Contribution” means the contributions made by the Employer to the Plan in accordance with Section 5.1.

1.28	“Employment Commencement Date” means the date on which an Employee is first credited with an Hour of Service.

1.29	“Entry Date” means the first day of the payroll period coincident with or immediately following January 1, April 1, July 1 and October 1 in every calendar year during which the Plan is in effect. Effective July 1, 2000, “Entry Date” means Employment Commencement Date for employees satisfying the eligibility requirements of Section 3.1(a).

1.30	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.31	“Fund” means any fund provided for in a trust arrangement or an insurance contract or a combination of both, which is held by a Funding Agent, to which contributions under the Plan will be made, and out of which Plan expenses are paid and benefits are provided to Participants (or otherwise provided for).

1.32	“Funding Agent” means a trustee or insurance company or any duly appointed successor or successors selected to hold a Fund.

1.33	“Highly Compensated Employee” means an Employee who performs service during the Determination Year and is described in one or more of the following groups in accordance with IRS regulations:

(a)	An Employee who is a five percent (5%) owner as defined in Code § 416(i)(1)(8)(i), at any time during the Determination Year or the Look-back Year.

(b)	An Employee who received 415 Compensation in excess of $80,000 during the Look-back Year and was in the Top-paid Group during the Look-back Year. The $80,000 limitation will be adjusted annually for increases in the cost of living in accordance with Code § 415(d). Effective as of January 1, 2014, the adjusted annual limitation is $115,000.

A former Employee shall be treated as a Highly Compensated Employee if such former Employee had a separation year prior to the Determination Year and (1) was a Highly Compensated Employee when he separated from service or (2) was a Highly Compensated Employee at any time after attaining age 55.

A “separation year” is the Determination Year in which the Employee separates from service. Notwithstanding anything to the contrary in this Plan, Code §§ 414(b), (c), (m), (n) and (o) are applied prior to determining whether an Employee is a Highly Compensated Employee.

For purposes of this Section 1.33:

(a)	“415 Compensation” means compensation as defined in Code § 415 and the regulations thereunder.

(b)	“Determination Year” means the Plan Year for which the determination of who is a Highly Compensated Employee is being made.

(c)	“Look-back Year” means the twelve (12) month period preceding the Determination Year.

(d)	“Top-paid Group” means the top twenty percent (20%) of Employees when rated on the basis of 415 Compensation paid during the year. The number of Employees in the group will be determined in accordance with Code § 414(q)(5).

1.34	“Hour of Service” means an Hour of Service calculated in accordance with the provisions of Article 2.

1.35	“Investment Fund” means a portion of a Fund that is separately invested, as described in Section 8.1.

1.36	“Leased Employee” means an individual (other than a common law employee of the Company or an Affiliated Employer) who, pursuant to an agreement between the Company or an Affiliated Employer and a leasing organization, has performed services for the Company or an Affiliated Employer on a substantially full-time basis for a period of at least one year, and the services are performed under the primary direction or control of the Company or Affiliated Employer. However, if the Internal Revenue Service has determined in a ruling issued before August 20, 1996, pursuant to Code § 414(n)(2)(C) that a particular relationship did not involve a Leased Employee under the requirement that an individual’s service be of a type historically performed by common law employees in the business field of the Company or an Affiliated Employer, the change in the law will not affect that prior determination. The Company or an Affiliated Employer shall treat contributions or benefits provided to the Leased Employee by the leasing organization as contributions or benefits provided by the Company or an Affiliated Employer to the extent attributable to services the Leased Employees performed for the Company or Affiliated Employer. Notwithstanding the preceding provisions of this paragraph, the Plan shall not treat an individual as a Leased Employee if:

(a)	the Leased Employee is covered by a money purchase pension plan providing:

(1)	a nonintegrated employer contribution rate of at least 10% of Compensation (including amounts that are excludable from the Leased Employee’s gross income under Code §§ 125, 402(e)(3), 402(h), or 403(b));

(2)	immediate participation; and

(3)	full and immediate vesting; and

(b)	Leased Employees do not constitute more than twenty percent (20%) of the Company’s or Affiliated Employer’s Non-highly Compensated Employees.

1.37	“Limitation Year” means the twelve (12) month period ending on each December 31. The Limitation Year may only be changed by a Plan amendment. If the Plan is terminated mid-year, the Plan will be treated as if the Plan had been amended to change its Limitation Year.

1.38	“Loan Account” means the account established for a Participant in accordance with Section 7.1.

1.39	“Named Fiduciary” means a fiduciary designated as such under the provisions of Article 13.

1.40	“Non-highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.41	“Normal Retirement Age” means Participant’s attainment of age 65.

1.42	“One-Year Break in Service” means a Plan Year in which an Employee is not credited with any Hours of Service.

In the case of an Employee who is absent from work for any period by reason of:

(a)	the pregnancy of the Employee;

(b)	the birth of a child of the Employee;

(c)	the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(d)	the care of a child for a period beginning immediately following such birth or placement,

the Plan shall include, solely for purposes of determining whether the Employee has incurred a One-Year Break in Service, the Hours of Service which would normally have been credited to the Employee but for such absence, or in any case in which the Committee is unable to determine the Hours of Service which would normally have been credited to the Employee, eight (8) Hours of Service per day of absence, provided, however, that the total number of hours treated in this manner as Hours of Service shall not exceed 501 Hours of Service. The hours described in the preceding sentence shall be credited in the Plan Year in which the absence from work begins, only if it would prevent the Employee from incurring a One-Year Break in Service in such year. Otherwise, such Hours of Service shall be credited to the Employee in the immediately following Plan Year.

In the case of an Employee who is absent from work for any period beginning on or after August 5, 1993, because of a leave granted pursuant to the Family and Medical Leave Act of 1993, the Plan shall include, to the extent not otherwise credited to the Employee under the terms hereof and solely for purposes of determining whether the Employee has incurred a One-Year Break in Service, the Hours of Service which would normally have been credited to the Employee but for such absence. In any case in which the Committee is unable to determine the Hours of Service which would normally have been credited to the Employee, the Employee shall be credited with eight (8) Hours of Service for each day of absence.

1.43	“Participant” means any Eligible Employee who becomes a Participant pursuant to Section 3.3 or an Employee or former Employee for whom a Pretax Account, an After-tax Account, a Rollover Account and/or an Employer Account is maintained. For purposes of Sections 3.1, 4.1, 4.2, 5.1 and 5.2, the term “Participant” shall not include an Employee who is a Participant solely because a Rollover Account is being maintained on his behalf.

1.44	“Plan” means the Agrium U.S. Retail 401(k) Savings Plan as set forth in this document, as amended from time to time.

1.45	“Plan Earnings Limit” means in respect of a particular calendar year, the money purchase limit pursuant to the Income Tax Act (Canada) and the regulations thereunder, both as amended from time to time in respect of that calendar year, divided by 0.15. The Plan Earnings Limit is intended to be the same number as the Earnings Limit as that term is defined in the Agrium 2006 U.S. Supplemental Executive Retirement Plan. For purposes of determining the limit set forth in the first sentence of this definition, Canadian and U.S. dollars shall be treated as equivalent (regardless of the exchange rates in effect from time to time).

1.46	“Plan Sponsor” means the Agrium U.S. Inc. Effective before January 1, 2004, Plan Sponsor meant the Company.

1.47	“Plan Year” means each 12-month period beginning on January 1 and ending on December 31.

1.48	“Prior Plan” means any plan for which this Plan is a restatement.

1.49	“Pretax Account” means the account established for a Participant in accordance with Section 7.1 that reflects his share of a Fund attributable to his Pretax Contributions, as adjusted from time to time pursuant to Section 7.2.

1.50	“Pretax Contribution” means the contributions that an Employer makes to the Plan on behalf of a Participant in accordance with Section 4.1.

1.51	“Qualified Non-elective Contributions” means the additional contributions, if any, that an Employer may make to the Plan pursuant to Sections 6.2, 6.3, 6.4 and 6.5 to satisfy the nondiscrimination requirements on Pretax, After-tax and/or Employer Matching Contributions.

1.52	“Rollover Account” means the account established for a Participant in accordance with Section 7.1 that reflects his share of a Fund attributable to his Rollover Contributions, as adjusted from time to time pursuant to Section 7.2.

1.53	“Rollover Contribution” means a contribution made to this Plan of an eligible rollover distribution pursuant to Code § 402(c)(4) from a qualified plan described in Code § 401(a), an annuity plan described in Code § 403(a) or 403(b), an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), or an eligible governmental plan described in Code § 457(b) and in accordance with Section 4.8.

1.54	“SERP Member” means a Participant who has satisfied the eligibility conditions for participation in the Agrium 2006 U.S. Supplemental Executive Retirement Plan and is a Highly Compensated Employee.

1.55	“Service” means an Employee’s period of employment with an Employer or an Affiliated Employer that is counted as “Service” in accordance with Article 2.

1.56	“Spouse” means the person to whom the Participant is legally married at the applicable time. “Surviving Spouse” means the Spouse who was the Participant’s Spouse on the Participant’s date of death.

1.57	“Termination” means the cessation of active employment with or severance of employment from all Employers and Affiliated Employers.

1.58	“Termination Date” means the first date on which an Employee ceases active employment with all Employers and Affiliated Employers.

1.59	“Trust” means any trust established under an agreement between the Plan Sponsor and a Trustee under which any portion of the Fund is held, and shall include any and all amendments to the trust agreement.

1.60	“Trustee” means any trustee holding any portion of the Fund under a trust agreement forming a part of the Plan.

1.61	“Valuation Date” shall mean each day the New York Stock Exchange is open.

1.62	“Vesting Service” means Service for determining a Participant’s non-forfeitable right to his Employer Account under Article 7, as determined under the rules of Article 2.

1.63	“Year of Eligibility Service” means a Year of Service as determined under the appropriate Computation Period for calculating Eligibility Service under the rules of Article 2.

1.64	“Year of Service” means a Computation Period during which the Employee is credited with 1,000 or more Hours of Service, under the rules of Article 2.

1.65	“Year of Vesting Service” means a Year of Service as determined under the rules of Article 2.

ARTICLE 2

SERVICE COUNTING RULES

2.1	Hours of Service — General Rule. An Employee shall be credited with an Hour of Service for:

(a)	Each hour for which a person is directly or indirectly paid, or entitled to payment, by an Employer or Affiliated Employer for the performance of duties. These hours shall be credited to the Employee during the appropriate Computation Period in which the duties are performed;

(b)	Each hour for which a person is directly or indirectly paid, or entitled to payment, by an Employer or Affiliated Employer for reasons other than for the performance of duties (such as vacation, holiday, illness, incapacity including disability, jury duty, military duty, leave of absence or layoff). These hours shall be credited to the Employee during the Computation Period in which the nonperformance of duties occurs, but the total credit for any single continuous period during which the Employee performs no duties (whether or not in a single Computation Period) shall not exceed 501 hours. The computation of non-work hours described in this subsection will be computed in accordance with the provisions of the Department of Labor Regulation § 2530.200b-2;

(c)	Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer or Affiliated Employer. These hours will be credited to the Employee for the Plan Year to which the award or agreement pertains;

(d)	Each hour for which the Employee is not paid or entitled to payment but during which the Employee is absent for a period of military service for which reemployment rights are protected by law, but only if the Employee returns to employment within the time required by law.

(e)	Hours of Service shall be credited to an individual who became an Employee on a Transaction Date (as identified in Appendix C) for continuous employment through the Transaction Date with the applicable Business (as identified in Appendix C).

2.2	Eligibility Service. An Eligible Employee shall be credited with a Year of Eligibility Service if he has 1,000 or more (750 prior to December 31, 2000) Hours of Service during his initial Computation Period. Thereafter, an Eligible Employee shall be credited with a Year of Eligibility Service if he has 1,000 or more Hours of Service during a Computation Period. All Hours of Service will be taken into account for determining Eligibility Service, except:

(a)	The Hours of Service described in Section 2.4 shall be disregarded.

(b)	If an Eligible Employee incurs a Break in Service before becoming a Participant, Hours of Service credited prior to the Eligible Employee’s Break in Service shall not be counted.

If the Hours of Service credited to an Eligible Employee or Participant prior to his Break in Service are disregarded, such Eligible Employee or Participant will be treated as a new hire and Eligibility Service will be determined starting with the Computation Period that begins on his date of rehire.

2.3	Vesting Service.

Subject to Section 2.4, an Employee will be credited for the aggregate of all time periods commencing with the Employee’s Employment Commencement Date or date of reemployment after a Break in Service and ending on the date a Break in Service begins. An Employee shall also receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year shall be expressed in terms of days. Period of Severance shall mean a continuous period of time during which the Employee is not employed by the Employer. A Period of Severance begins on the date the Employee quits, retires, is discharged or dies, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service. In the case of an individual who is absent from service for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Effective prior to January 1, 1997, a Participant shall be credited with a Year of Vesting Service if he has 750 or more Hours of Service during a Plan Year. Vesting Service shall not include the Hours of Service described in Section 2.4.

2.4	Service — General Rule. For purposes of eligibility and vesting, Hours of Service and

Service shall not be credited in the following case:

(a)	If a Participant who has never made any Pretax Contributions incurs a Break in Service before becoming vested in any portion of his Employer Account, Hours of Service and Service credited prior to such break shall not be counted if the number of consecutive Breaks in Service incurred exceeds the greater of five (5) or the number of Years of Service credited to him prior to his Break in Service.

2.5	Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, with respect to Employees who are rehired by an Employer or Affiliated Employer on or after December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code § 414(u). In the case of a death or disability occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code § 414(u)), the survivors of the Participant are entitled to any additional benefit (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then immediately terminated employment on account of death. For years beginning after December 31, 2008 for purposes of Section 6.1 and as otherwise required by law, (i) an individual receiving a differential wage payment, as defined by Code § 3401(h)(2), shall be treated as an employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code § 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment. For years beginning after December 31, 2010 for purposes of contributions under Article 4 and Article 5 as well as for purposes of Section 6.1 and as otherwise required by law, (i) an individual receiving a differential wage payment, as defined by Code § 3401(h)(2), shall be treated as an employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code § 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

2.6	Prior Service. For purposes of determining a Year of Eligibility Service and Years of Vesting, service with Miles Farm Supply, LLC shall be treated as service with the Employer for those Employees who become employed by the Employer in 2011.

2.7	Service For Participants Transferred from the Royster-Clark, Inc. Employee Savings and Investment Plan and Trust (the “RC Plan”). The RC Plan experienced a short plan year on December 31, 2004, for which RC Plan participants accrued an additional Year of Service in accordance with applicable law. On April 15, 2005, the RC Plan’s third party administrator erroneously awarded RC Plan participants a second Year of Service with respect to such short Plan Year. Notwithstanding any provision of the Plan to the contrary and in compliance with an agreement under the Internal Revenue Service’s voluntary compliance program, each Participant transferred from the RC Plan and listed in the attached Appendix A shall be credited with such additional Year of Service as of April 15, 2005.

ARTICLE 3

ELIGIBILITY

3.1	Eligibility. All Participants who were participating in this Plan on the Effective Date of this Restatement shall continue to participate. An Eligible Employee shall become a Participant as follows.

(a)	An Eligible Employee who has been hired as a regular employee, and is scheduled to work at least 1,000 hours in the first 12 months of service, shall be eligible to become a Participant of the Plan as soon as practical upon date of hire or status change.

(b)	An Eligible Employee who has been hired as a temporary Employee shall be eligible to become a Participant of the Plan on the Entry Date coincident with or next following completion of one Year of Eligibility Service.

3.2	Eligibility Upon Reemployment. Subject to Section 2.3, if a Participant or any other Employee who has incurred a Termination is rehired as an Eligible Employee, he shall begin or resume his status as an active Participant on the later of (a) the date of his rehire, or (b) the date described in Section 3.1.

3.3	Notification of Eligibility to Participate and Entry into Plan. The Committee shall notify each Eligible Employee of the eligibility requirements and benefits under the Plan prior to the first Entry Date as of which he may begin participation in the Plan. An Eligible Employee who has satisfied the eligibility requirements specified in this Article 3 may become a Participant by filing an election to have Pretax Contributions made on his behalf in accordance with Section 4.1. The Eligible Employee shall also be required to make investment elections pursuant to Section 8.2 and to designate a Beneficiary pursuant to Section 10.7. Such Eligible Employee’s participation shall become effective on the Entry Date coincident with or next following the date on which such Eligible Employee’s elections are properly filed with the Committee or as soon as practicable thereafter.

3.4	Transfers and Change in Status.

(a)	An Employee of the Employer or an Affiliated Employer who, as a result of a change in status or transfer, meets the requirements for participation under Section 3.1 shall become a Participant as soon as practicable following such change in status or transfer or, if later, upon the date the Employee meets the requirements of Section 3.1.

(b)	Each Employee who becomes a Participant and subsequently has a change in status or is transferred so that he does not meet all of the eligibility requirements of Section 3.1, shall be deemed to have become a suspended Participant under the Plan, but shall not be deemed to have a Termination Date as long as he continues to be in the employment of the Employer or an Affiliated Employer. The suspended Participant’s eligibility for distribution shall be made pursuant to Article 10. If a suspended Participant is transferred back to an employment status in which he is eligible to become a Participant of this Plan, he shall be eligible to recommence active participation in accordance with Section 3.4(a).

ARTICLE 4

PRETAX, AFTER-TAX, ROLLOVER AND TRANSFER CONTRIBUTIONS

4.1	Pretax Contributions.

(a)	Subject to the provisions of Article 6 and Sections 4.1(b) and 9.3(b), a Participant may direct the Employer, in the manner prescribed by the Committee from time to time, to reduce his Compensation by any whole percentage from a minimum of 1% to a maximum of 75% and to contribute such amounts to the Plan on his behalf no later than the time prescribed by applicable law.

(b)	No Participant shall be permitted to have Pretax Contributions made under this Plan, or any other qualified plan maintained by the Employer or an Affiliated Employer during the taxable year, in excess of the dollar limitation contained in Code § 402(g) ($17,500 for 2014) in effect for such taxable year, except to the extent permitted under Section 4.3 of the Plan. The Elective Deferral Limit shall be reduced by the amount of “elective deferrals” (as defined in Code § 402(g)(3)) made by a Participant during his taxable year under any plans or agreements maintained by an Employer or Affiliated Employer other than this Plan and, in the sole discretion of the Committee, any plans or agreements maintained by any other employer, if reported to the Committee at such time and in such manner as the Committee shall prescribe.

(c)	If, on or before March 1 of any year, a Participant notifies the Committee, in writing, that all or a portion of the Pretax Contributions made on his behalf in the preceding taxable year is in excess of the Elective Deferral Limit for that year, the Committee shall make a reasonable effort to distribute the Pretax Contributions that exceed the limit by no later than the April 15 following such notification. If a Participant exceeds the Elective Deferral Limit in any taxable year, taking into account only Pretax Contributions and “elective deferrals” made to any other plans or agreements of an Employer or Affiliated Employer in that year, the Participant shall be deemed to have notified the Committee and the Pretax Contributions that exceed the limit shall be distributed to the Participant by the following April 15.

(d)	Any Pretax Contributions that are distributed to a Participant pursuant to this Section 4.1 shall be adjusted for any income (gains or losses) attributable to such excess amount for the Plan Year in which the excess Pretax Contributions were made and for the period between the end of such Plan Year and the date of the distribution. Income for the Plan Year in which such Pretax Contributions were made to the Plan shall be determined under the alternative method set forth in Treas. Reg. § 1.402(g)-1(e)(5)(iii) and income for the period between the end of such Plan Year and the date of distribution shall be determined in accordance with the safe harbor method set forth in Treas. Reg. § 1.402(g)-1(e)(5)(iv). Any amount distributed under this Section 4.1 shall be included in the Participant’s Deferral Percentage unless such Participant is a Non-highly Compensated Employee and such excess arose solely because of excess Pretax Contributions made to this Plan and any other plans of an Employer or Affiliated Employer. With respect to Pretax Contributions that are excess deferrals (as defined in Code § 402(g)) made in Plan Years after 2007, “gap period” (the period between the end of the Plan Year and the date of distribution) income will not be distributed.

(e)	Any Employer Matching Contributions attributable to Pretax Contributions that exceed the Elective Deferral Limit adjusted for any income (gains or losses), determined as described in subsection (d) above, shall be immediately forfeited and shall be used to reduce future Employer Contributions under Section 5.1.

(f)	Any distribution of Pretax Contributions that exceeds the Elective Deferral Limit (adjusted for any allocable income (gains or losses)) shall be made (pro rata if applicable) from the Investment Funds in which such excess contributions were invested.

4.2	After-tax Contributions. Effective after September 30, 1995, after-tax contributions are not permitted under this Plan.

4.3	Catch-up Contributions. Each Participant who is eligible to make Pretax Contributions under this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code § 414(v). Participants who have attained at least age 50 by the last day of the Plan Year may make Catch-up Contributions in excess of certain PreTax Contributions limitations by reducing Compensation in any whole percentage from a minimum of 1% to a maximum of 75%, subject to the Catch-up Contribution limitations set forth in Code §414(v) and other requirements set forth in the Code. In addition, such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §§ 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §§ 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-up Contributions. Catch-up Contributions are treated as Pretax Contributions for purposes of the “true-up” allocations of Safe Harbor Matching Contributions and Employer Additional Matching Contributions described in the second paragraph of Sections 5.1(a) and 5.2(a), respectively to the extent necessary to ensure that Participants receive up to the maximum Safe Harbor Matching Contributions and Employer Additional Matching Contributions based on the aggregate of Pretax Contributions and Catch-up Contributions.

4.4	Change of Contribution Level. A Participant may, in a manner prescribed by the Committee, direct the Employer to change the rate of Pretax Contributions made on his behalf. Changes may be made at any time during the Plan Year and shall become effective as of the pay period coincident with or next following the date the appropriate instructions are properly conveyed to the Committee, or as soon as practicable thereafter.

4.5	Suspension of Contributions.

(a)	Voluntary Suspension. A Participant may, in a manner prescribed by the Committee, direct the Employer to suspend the Pretax Contributions made on his behalf. A Participant may elect to suspend contributions at any time during the Plan Year and such suspension shall become effective as of the pay period coincident with or next following the date the appropriate instructions are properly conveyed to the Committee, or as soon as practicable thereafter.

A Participant who has suspended his Pretax Contributions may resume such contributions by conveying the appropriate instructions to the Committee. Resumption of contributions shall commence as of the pay period coincident with or next following the date the appropriate instructions are properly conveyed to the Committee, or as soon as practicable thereafter.

(b)	Suspension on Transfer to Ineligible Employment. If a Participant ceases to be an Eligible Employee but continues in the employ of any Employer or Affiliated Employer, Pretax Contributions made on his behalf shall be immediately suspended. No contributions shall be made for a Participant with respect to the period of such suspension. If the Participant again becomes an Eligible Employee, he may resume his Pretax Contributions by conveying the appropriate instructions to the Committee. Resumption of contributions shall commence as of the payroll period coincident with or next following the date the appropriate instructions are properly conveyed to the Committee, or as soon as practicable thereafter.

4.6	Manner of Contributions. All Pretax Contributions shall be in the form of Employee-authorized payroll deductions. Such deductions shall be made in each payroll period, subject to the change and suspension of contribution provisions of Sections 4.4 and 4.5.

4.7	Remittance and Allocation of Pretax Contributions. Pretax Contributions shall be remitted to the Funding Agent by the Employer as soon as practicable, but in no event later than the time permitted by law. Pretax Contributions shall be allocated to each Participant’s Pretax Account as of the Valuation Date coincident with or next following the end of the payroll period during which such contributions are made.

4.8	Rollover Contributions. An Eligible Employee, subject to such uniform and nondiscriminatory terms and conditions as may be established from time to time by the Committee, may request that the Committee authorize the Funding Agent to accept a Rollover Contribution. A Rollover Contribution shall be accepted provided the following conditions are met:

(a)	The Rollover Contribution to this Plan is in cash or is an in-kind transfer of an outstanding plan loan or other plan assets in connection with an Employer transaction;

(b)	The Rollover Contribution does not include any employee contributions;

(c)	The Eligible Employee provides a written statement that the Rollover Contribution is being made to this Plan by direct trustee-to-trustee transfer (as described in Code § 401(a)(31)) or within sixty (60) days of his receipt of the distribution, and that the proposed Rollover Contribution, to the best of his knowledge, meets all of the Code requirements for rollover treatment.

The amount of the Rollover Contribution shall be held in the Participant’s Rollover Account. Such Account shall be invested in accordance with Article 8 and shall be adjusted for investment gains and losses in accordance with Section 7.2.

4.9	Participant Transfer Contributions. The Plan may accept, on behalf of an Employee who has a change in status or who transfers his employment to the Employer from an Affiliated Employer that has not adopted the Plan and satisfies the eligibility provisions of Section 3.1, a direct transfer of assets from a Transferor Plan representing an After-tax Account, Employer Account, Loan Account, Pretax Account, Rollover Account and Catch-up Account. The Plan will not accept assets from a Transferor Plan which represent amounts representing “qualified voluntary employee contributions” within the meaning of Code § 219(e). The transferred amounts shall be placed in the equivalent accounts in this Plan or into separate record keeping accounts as determined by the Committee and shall be subject to any special provisions described in Article 18. All direct transfers made under this Section 4.9 shall be made in kind, to the extent feasible. All transfers under this Section 4.9 are subject to the approval of the Committee.

For purposes of this Section 4.9, Transferor Plan means the Code § 401(k) plan of the Company or an Affiliated Employer that is incorporated in the United States which, on behalf of an Employee who has transferred his employment to the Employer from an Affiliated Employer that has not adopted the Plan, or who has had a change of status such that the Employee becomes eligible for the Plan, has authorized the trustee of the Transferor Plan to directly transfer assets to the Fund.

ARTICLE 5

EMPLOYER CONTRIBUTIONS

5.1	Safe Harbor Matching Contribution.

(a)	Amount. For each pay period, the Company shall make a Safe Harbor Matching Contribution for the benefit of each Participant on whose behalf it made a Pretax Contribution for the pay period. The amount of the Safe Harbor Matching Contribution for the pay period shall be equal to 100% of the Pretax Contribution made for the Participant for the pay period up to a maximum Safe Harbor Matching Contribution of 4% of the Participant’s Compensation (as defined in Section 1.15) for the pay period. Contributions made under this Section 5.1(a) are intended to satisfy the design-based safe harbor provisions of Code §§ 401(k)(12)(B) and 401(m)(11). All Safe Harbor Matching Contributions under this section shall be fully and immediately vested under Section 10.3 and shall be subject to the restrictions on distribution in Code § 401(k)(2)(B) prior to Termination. Safe Harbor Matching Contributions made with respect to Pretax Contributions made in any calendar year shall be deposited with the Trustee or Funding Agent no later than the last day of the following calendar quarter. Safe Harbor Matching Contributions shall be allocated to Safe Harbor Matching Contributions subaccount in the Participant’s Employer Account.

As of the last day of each Plan Year (or such other period as the Committee determines to be administratively feasible), the Company may make an additional “true-up” Safe Harbor Matching Contribution for each Participant whose aggregate Safe Harbor Matching Contribution allocation for the Plan Year is less than the amount the Participant would otherwise have received as Safe Harbor Matching Contributions had the Participant’s Pretax Contributions been made in substantially the same amount throughout the Plan Year. The amount of such true-up contribution shall be the difference between the amount of Safe Harbor Matching Contributions allocated to the Safe Harbor Matching Contributions Subaccount in the Participant’s Employer Account for such Plan Year and the amount that would have been allocated for such Plan Year (4% maximum) if the Participant’s Pretax Contributions had been made in substantially the same amount over the entire Plan Year.

(b)	Annual Notice to Eligible Employees. At least 30 days, but not more than 90 days, prior to the beginning of each Plan Year, the Committee shall provide each Eligible Employee who has satisfied the eligibility requirements of Article 3 with notice in writing, or through an electronic medium reasonably accessible to the Eligible Employee, describing the Matching Contribution formulas in Section 5.1(a) above and 5.2 below, any other contributions under the Plan, the conditions under which such contributions are made, the type and amount of Compensation that may be deferred under the Plan, the procedures for making compensation reduction authorizations, the administrative and timing requirements that apply, and the withdrawal and vesting provisions applicable to contributions under the Plan. During the 90-day period ending with the day an individual becomes an Eligible Employee, the same notice shall also be provided to that individual.

(c)	SERP Members. The Compensation used to determine the Safe Harbor Matching Contribution for a Participant who is a SERP Member shall be limited in any calendar year to an amount equal to the Plan Earnings Limit.

5.2	Employer Additional Matching Contributions. The Employer may, in its sole discretion, make an Additional Matching Contribution with respect to the Pretax Contributions made on behalf of a Participant during the Plan Year. For purposes of this Section 5.2, a Participant’s Pretax Contributions that are greater than 4% of Compensation shall not be eligible for Additional Matching Contributions. The Plan is intended to satisfy the design-based safe harbor provisions of Code § 401(m)(11). Additional Matching Contributions made with respect to Pretax Contributions made in any calendar year shall be deposited with the Trustee or Funding Agent no later than the last day of the following calendar quarter.

As of the last day of each Plan Year (or such other period as the Committee determines to be administratively feasible), the Employer may make an additional “true-up” Additional Matching Contribution to the Employer Account of each Participant whose aggregate Additional Matching Contribution allocation for the Plan Year is less than the amount the Participant would otherwise have received as Additional Matching Contributions had the Participant’s Pretax Contributions been made in substantially the same amount throughout the Plan Year. The amount of such true-up contribution shall be the difference between the amount of Additional Matching Contributions allocated to the Participant’s Employer Account for such Plan Year and the amount that would have been allocated for such Plan Year if the Participant’s Pretax Contributions (subject to the 4% limit described in the preceding paragraph) had been made in substantially the same amount over the entire Plan Year.

The Compensation used to determine the Additional Matching Contribution made on behalf of a Participant who is a SERP Member shall be limited in any calendar year to an amount equal to the Plan Earnings Limit.

Notwithstanding anything in the Plan or any amendment to the Plan to the contrary, if the Company, in its sole discretion, determines to make a matching contribution for a Plan Year, only elective deferrals that do not exceed the limits imposed by Code §§ 401(a)(30) and 402(g) and the employer-provided limit set forth in the Plan shall be matched.

5.3	Employer Contributions. The Employer shall make any contributions required by Section 10.5.

5.4	Remittance and Allocation of Employer Contributions. Safe Harbor Matching Contributions shall be made each payroll period. The Additional Matching Contribution, if any, shall be made after the end of the Plan Year when the amount has been determined pursuant to Section 5.2. Employer Additional Matching Contributions shall be made after the end of the Plan Year when the amount has been determined pursuant to Section 5.2. Employer contributions described in Section 5.3 shall be made at the times required or permitted by Sections 6.2, 6.3, 6.4 and 10.5 as applicable. Employer contributions shall be transmitted to the Trustee or Funding Agent as soon as practicable, but not later than the time required by law, and shall be allocated as of the next Valuation Date to the Safe Harbor Matching Contributions subaccount and Additional Matching Contributions subaccount, respectively, in each Participant’s Employer Account.

5.5	Forfeitures of Employer Contributions. Any amounts forfeited by Participants in accordance with Section 10.5 or any forfeitable excess amounts resulting from the limitations described in Sections 6.1, 6.3, and 6.4 shall be used by the Employer to reduce Employer contributions, if any, made pursuant to Section 5.2, unless sooner applied to pay reasonable Plan administrative expenses.

ARTICLE 6

NONDISCRIMINATION REQUIREMENTS AND MAXIMUM ANNUAL ADDITIONS

6.1	Section 415 Limits on Allocations.

(a)	Code § 415 Incorporated by Reference. Code § 415, and regulations issued thereunder, are incorporated by reference into the Plan, with the definition of Compensation set forth in Section 6.1(c), and, notwithstanding anything herein, shall override any Plan provision to the contrary. Contributions (other than Catch-up Contributions and rollover contributions) and other amounts constituting annual additions as determined under Code § 415, and regulations issued thereunder (collectively, “Annual Additions”) are limited to the extent required by Code § 415 and the regulations issued thereunder.

(b)	Maximum Annual Addition. The Annual Additions for a Participant with respect to any Limitation Year shall not exceed the lesser of:

(1)	$52,000, as adjusted for increases in the cost of living under Code § 415(d); or

(2)	100% of the compensation paid or made available to the Participant in such year; ; provided that this compensation limitation shall not apply to (i) any contribution for medical benefits after separation from service (within the meaning of Code §§ 401(h) and 419A(f)(2)) that is otherwise treated as an Annual Addition or (ii) any amount otherwise treated as an Annual Addition under Code § 415(l)(1).

If there is a short Limitation Year because of a change in Limitation Year, the Committee will multiply the $40,000 limitation (or larger limitation) by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

(c)	Compensation. Compensation, for purposes of this Section 6.1 (except where specifically provided otherwise), means wages for federal income tax withholding purposes, as defined in Code § 3401(a), plus all other payments to an Employee in the course of the Employer’s or Affiliated Employer’s trade or business, for which the Employer of Affiliated Employer must furnish the Employee a written statement under Code §§ 6041, 6051, and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code § 3401(a)(2)). Compensation includes amounts that would be included in wages but for an election under Code § 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). Compensation also includes Code § 125 deemed compensation described in Section 1.15(c), differential wage payment defined by Code § 3401(h)(2), and post severance regular pay described in Treas. Reg. §§ 1.415(c)-2(e)(3)(i) and (ii). Compensation excludes (i) amounts paid or reimbursed by the Employer or Affiliated Employer for moving expenses incurred by an Employee but only to the extent that, at the time of payment, it is reasonable to believe that these amounts are deductible by the Employee under Code § 217 and (ii) amounts in excess of Code § 401(a)(17). The Plan does not consider any Compensation paid for a period after the payroll cycle (which payroll cycle in no event shall end later than the later of 2 1⁄2 months after severance from employment or the end of the Limitation Year that includes the date of such severance from employment) that includes the Participant ceasing to be an Eligible Employee. Compensation does not include severance payments regardless of when paid.

(d)	Other Defined Contribution Plans. If the Employer or any other employer required to be aggregated under Code § 414(b) or 414(c) (as modified by Code § 415(h)) maintains any other qualified defined contribution plan for its Employees, some or all of whom are Participants of the Plan, then to the extent necessary, any such Participant’s Annual Additions shall first be reduced under such other plan and then shall be reduced under the Plan, if such reductions are required for purposes of reducing allocations on a combined basis, to the limits of this Section 6.1.

6.2	Nondiscrimination Requirements for Pretax Contributions.

(a)	If the Plan is amended during a Plan Year to reduce or suspend Employer Safe Harbor Matching Contributions on future elective contributions in accordance with Treas. Reg. § 1.401(k)-3(g), then for such Plan Year and any future Plan Year in which the Plan does not satisfy the design-based safe harbor requirements of Code § 401(k)(12)(B), the amount of Pretax Contributions must satisfy either subsection (1) or (2) below.

(1)	The Average Deferral Percentage for Highly Compensated Employees may not exceed one and twenty-five one-hundredths (1.25) times the Average Deferral Percentage for Non-highly Compensated Employees.

(2)	The Average Deferral Percentage for Highly Compensated Employees:

(i)	May not exceed two (2) times the Average Deferral Percentage for Non-highly Compensated Employees, and

(ii)	May not exceed the Average Deferral Percentage for Non-highly Compensated Employees by more than two (2) percentage points.

The Committee may exclude Non-highly Compensated Employees who have not attained age 21 and do not have at least one Year of Service from the calculation of the Average Deferral Percentage for Non-highly Compensated Employees. This special testing rule may only be used in any Plan Year in which the Plan separately satisfies Code § 410(b)(1) with respect to the group of Participants who have not attained age 21 or do not have at least one Year of Service.

(b)	The Committee shall monitor the Plan throughout the Plan Year and may decrease or suspend the Pretax Contributions made by Highly Compensated Employees or any group of Highly Compensated Employees that would cause the Plan to fail the nondiscrimination requirements of this Section. Any such decrease or suspension shall also be effective for purposes of determining Employer Matching Contributions made pursuant to Section 5.1.

(c)	If for any Plan Year it is determined that the nondiscrimination requirements described in subsection (a) above are not satisfied:

(1)	Certain Highly Compensated Employees shall have the Pretax Contributions made on their behalf reduced retroactively in accordance with the leveling method described in Section 6.4.

(2)	At the Committee’s sole discretion, a Highly Compensated Employee who has had the Pretax Contributions made on his behalf reduced under subsection (1) above shall have all or a portion of the amount of such reduction (adjusted for any income (gains or losses), attributable to such amount) paid in cash to the Highly Compensated Employee. Payment shall be made within two and one-half (2 1⁄2) months following the last day of the Plan Year for which the reduction was necessary, if practicable, but in no event later than the last day of the Plan Year following such Plan Year. For any Plan Year, the amount of excess Pretax Contributions attributable to any Participant in a Plan Year shall be reduced by the amount of Pretax Contributions distributed to such Participant in accordance with Section 4.1 for that Plan Year.

(3)	Income allocable to excess Pretax Contributions for the Plan Year in which they were made shall be determined under the alternative method set forth in Treas. Reg. § 1.401(k)-2(b)(2)(iv)(C) and for Plan Years commencing after December 31, 2005 and prior to January 1, 2008, only, allocable income shall also include income for the period between the end of such Plan Year and the date of the distribution (the “gap period”) determined in accordance with the safe harbor method set forth in Treas. Reg. § 1.401(k)-2(b)(2)(iv)(E).

(4)	Any Employer Matching Contributions and any Employer Additional Matching Contributions attributable to excess Pretax Contributions (adjusted for any income (gains or losses), determined using the method described in subsection (3) above) shall be forfeited immediately and shall be used to reduce future Employer Contributions under Sections 5.1, 5.2 and 5.3.

(5)	Any distribution of excess Pretax Contributions, adjusted for any allocable income (gains or losses), shall be made (pro rata if applicable) from the Investment Funds in which such excess contributions were invested.

(d)	Notwithstanding the foregoing, the Employer may, in its sole discretion, make Qualified Non-elective Contributions on behalf of Eligible Employees who are Non-highly Compensated Employees in an amount sufficient to satisfy the nondiscrimination requirements of this Section 6.2. Such contributions shall be allocated based on the ratio by which each such Eligible Employee’s Compensation bears to the total Compensation of all such Eligible Employees for the Plan Year. Any Qualified Non-elective Contributions made to the Plan shall be fully vested at all times and, except as otherwise provided in Article 9, shall be treated as Pretax Contributions for purposes of determining whether they may be distributed from the Plan.

6.3	Nondiscrimination Requirements for Employer Matching Contributions and Employer Additional Matching Contributions.

(a)	If the Plan is amended during a Plan Year to reduce or suspend Employer Safe Harbor Matching Contributions on future elective contributions in accordance with Treas. Reg. § 1.401(m)-3(h), then for such Plan Year and any future Plan Year in which the Plan does not satisfy the safe harbor requirements of Code §§ 401(k)(12)(B) and 401(m)(11), the amount of Employer Safe Harbor Matching Contributions and/or Employer Additional Matching Contributions must satisfy either subsection (1) or (2) below.

(1)	The Average Contribution Percentage for Highly Compensated Employees may not exceed one and twenty-five one-hundredths (1.25) times the Average Contribution Percentage for Non-highly Compensated Employees.

(2)	The Average Contribution Percentage for Highly Compensated Employees:

(i)	may not exceed two (2) times the Average Contribution Percentage for Non-highly Compensated Employees, and

(ii)	may not exceed the Average Contribution Percentage for Non-highly Compensated Employees by more than two (2) percentage points.

The Committee may exclude Non-highly Compensated Employees who have not attained age 21 and do not have at least one Year of Service from the calculation of the Average Contribution Percentage for Non-highly Compensated Employees. This special testing rule may only be used in any Plan Year in which the Plan separately satisfies Code § 410(b)(1) with respect to the group of Participants who have not attained age 21 or do not have at least one Year of Service.

(b)	If for any Plan Year it is determined that the nondiscrimination requirements described in subsection (a) above are not satisfied:

(1)	Certain Highly Compensated Employees shall have the total of their Employer Matching Contributions and Employer Additional Matching Contributions reduced retroactively in accordance with the leveling method described in Section 6.4.

(2)	A Highly Compensated Employee who has had the total of his Employer Matching Contributions and Employer Additional Matching Contributions reduced in accordance with this subsection (b) shall have the amount of such reduction taken from the Highly Compensated Employee’s Employer Matching Contributions for the Plan Year.

(3)	Non-forfeitable Employer Matching Contributions reduced in accordance with this subsection (b) (adjusted for any income (gains or losses) attributable to such amount) shall be paid in cash to the Highly Compensated Employee. Payment shall be made within two and one-half (2 1⁄2) months following the last day of the Plan Year for which the reduction was necessary, if practicable, but in no event later than the last day of the Plan Year following such Plan Year.

(4)	Forfeitable Employer Matching Contributions reduced in accordance with this subsection (b) (adjusted for any income (gains or losses) attributable to such amount) shall be forfeited immediately and shall be used to reduce future Employer contributions under Sections 5.1, 5.2 and 5.3.

(5)	Income allocable to excess Employer Matching Contributions for the Plan Year in which they were made shall be determined under the alternative method set forth in Treas. Reg. § 1.401(m)- 2(b)(2)(iv)(C) and for Plan Years commencing after December 31, 2005 and prior to January 1, 2008, only, allocable income shall also include income for the period between the end of such Plan Year and the date of the distribution (the “gap period”) determined in accordance with the safe harbor method set forth in Treas. Reg. § 1.401(m)- 2(b)(2)(iv)(E).

(6)	Any distribution of excess Employer Matching Contributions, adjusted for any allocable income (gains or losses), shall be made (pro rata if applicable) from the Investment Funds in which such excess contributions were invested.

(c)	Notwithstanding the foregoing, the Employer may, in its sole discretion, make Qualified Non-elective Contributions on behalf of Eligible Employees who are Non-highly Compensated Employees in an amount sufficient to satisfy the nondiscrimination requirements of this Section 6.3. Any Qualified Non-elective Contributions made to the Plan shall be fully vested at all times and, except as otherwise provided in Article 9, shall be treated as Pretax Contributions for purposes of determining whether they may be distributed from the Plan.

6.4	Leveling Method.

(a)	Average Deferral Percentage Test Failure. If the nondiscrimination requirements of Section 6.2(a) are not met, the amount of Excess Contributions to be distributed from a Highly Compensated Employee’s account is determined as follows: Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Pretax Contributions taken into account in calculating the Average Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Pretax Contributions and continuing in descending order until all the Excess Contributions have been allocated. To the extent a Highly Compensated Employee has not reached his Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions. Excess Contributions shall be treated as annual additions under the Plan even if distributed. Excess contributions, plus or minus any Income allocable to excess contributions, shall be distributed no later than the 12 months after a Plan Year to Participants whose Accounts received an allocation of excess contributions for the Plan Year, except to the extent such excess contributions are classified as catch-up contributions. If such excess contributions are distributed more than 2-1/2 months after the last day of the Plan Year to which the excess contributions relate, a 10% excise tax will be imposed on the Company with respect to such amounts.

Excess Contributions mean, with respect to any Plan Year, the excess of (i) the aggregate amount of Pretax Contributions actually taken into account in computing the Average Deferral Percentage of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the Average Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Average Deferral Percentages, beginning with the highest of such percentages).

(b)	Average Contribution Percentage Test Failure. If the nondiscrimination requirements of Section 6.3(a) are not met, the amount of Excess Aggregate Contributions to be distributed (or forfeited to the extent forfeitable) from a Highly Compensated Employee’s account is determined as follows: Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage amounts taken into account in calculating the Average Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. Excess Contributions shall be treated as Annual Additions under the Plan even if distributed.

Excess Aggregate Contributions mean, with respect to any Plan Year, the excess of (1) the aggregate amount of Contribution Percentage amounts taken into account in computing the numerator of the Contribution Percentage on behalf of Highly Compensated Employees for such Plan Year, over (2) the maximum Contribution Percentage amounts permitted by the Average Contribution Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages).

6.5	Aggregation of Plans. In the event this Plan is aggregated with any other plan maintained by an Employer or Affiliated Employer and treated as a single plan for purposes of Code §§ 401(a)(4) and 410(b) (other than § 410(b)(2)(A)(ii)), all Pretax Contributions, Employer Matching Contributions, Employer Basic Contributions and Employer Additional Matching Contributions made under such plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Code §§ 401(k) and 401 (m), such plans shall be treated as a single plan for purposes of satisfying Code §§ 401(a)(4) and 410(b).

Plans may be aggregated in order to satisfy the ADP test only if they have the same plan year and use the same ADP testing method. Even if not aggregated for purposes of Code § 401(a)(4) or 410(b), the deferral percentage of any Participant who is a Highly Compensated Employee and eligible to have elective contributions allocated to his account pursuant to two or more plans or arrangements described in Code § 401(k) and maintained by the Employer shall be determined as if all such contributions were made pursuant to a single arrangement.

6.6	Disaggregation of Plan. Notwithstanding anything contained in the Plan to the contrary, in the event the mandatory disaggregation rules of Treas. Reg. § 1.401(k)-1(b)(4)(v) and/or 1.401(m)- 1(b)(4)(iv) require that this Plan be treated as two (2) or more separate plans, the provisions of the Plan shall be applied separately with respect to each deemed separate plan, as required by law.

In the case of a deemed separate plan that covers Eligible Employees employed within a classification with respect to which retirement benefits have been the subject of collective bargaining, the provisions of Sections 6.2 shall apply to such deemed separate plan and the provisions of Section 6.3 shall be deemed satisfied by such deemed separate plan.

ARTICLE 7

PARTICIPANT ACCOUNTS

7.1	Participant Accounts. The Committee shall establish the following accounts for each Participant, as appropriate:

(a)	Pretax Account. The value of Pretax Contributions made on behalf of each Participant shall be accounted for in his Pretax Account.

(b)	After-tax Account. The value of each Participant’s After-tax Contributions shall be accounted for in his After-tax Account. A Participant’s After-tax Contributions made before January 1, 1987, and After-tax Contributions made after December 31, 1986, shall be separately accounted for in subaccounts established for such contributions within the Participant’s After-tax Account.

(c)	Rollover Account. The value of a Participant’s Rollover Contributions shall be accounted for in his Rollover Account.

(d)	Employer Account. The value of Employer Matching Contributions, Employer Safe Harbor Matching Contributions, Employer Basic Contributions, and Employer Additional Matching Contributions made on behalf of each Participant shall be accounted for in his Employer Account. The value of the following contributions shall be accounted for in a separate subaccount established within the Employer Account for each type of contribution

(1)	Qualified Non-Elective, Contributions made pursuant to sections 6.2 and 6.3; and

(2)	Employer Safe Harbor Matching Contributions made for periods on and after January 1, 2005.

(e)	Loan Account. If a Participant takes a loan from the Plan pursuant to Section 9.5, the promissory note shall be accounted for in his Loan Account.

(f)	Catch-up Account. This account shall be credited with the Participant’s Catch-up Contributions. The Catch-up Account shall be fully vested and non-forfeitable at all times.

The maintenance of such Accounts is for accounting purposes only and segregation of the Fund’s assets shall not be required. Contributions shall be allocated to Participants’ Accounts in accordance with the provisions of Sections 4.7 and 5.4, as applicable.

7.2	Allocations to Accounts. As of each Valuation Date, the Funding Agent shall determine the fair market value of the Fund and the Committee shall determine the fair market value of each Participant Account. The Account balances of each Participant shall be adjusted on a reasonable and consistent basis to reflect the following events since the preceding Valuation Date:

(a)	Forfeitures and distributions from his Accounts;

(b)	Investment elections and his pro rata share of gains/losses and expenses of the investment funds in which his Account balances are invested;

(c)	His Pretax, Rollover and Catch-up Contributions, if any;

(d)	Any allocations of Employer contributions made pursuant to Sections 5.1, 5.2 and 5.3; and

(e)	Other credits and charges properly allocable.

The Funding Agent shall value the Fund pursuant to the terms of the Trust agreement. In determining the value of each Participant’s Account, the Committee shall exercise its best judgment. All determinations of value by the Funding Agent and the Committee shall be binding upon all Participants and their Beneficiaries. All allocations shall be deemed to have been made as of the Valuation Date, regardless of when allocations are actually made.

The Committee shall also have the right to authorize the Funding Agent to determine the fair market value of the Fund on a date other than a Valuation Date when it deems it necessary to preserve the assets of the Plan.

7.3	Separate Contracts Maintained. The Plan shall maintain as a separate contract the Participant’s subaccount for After-tax Contributions made before January 1, 1987, and earnings thereon, Pretax Account and Employer Account. Any withdrawal or distribution hereunder shall be charged against the separate contracts in the following order:

(a)	From the contract containing the Participant’s subaccount for his After-tax Contributions made before January 1, 1987, up to the amount of such contributions, and

(b)	From the contract containing the Participant’s Pretax Account, Employer Account, Rollover Account and Catch-up Account and the contract containing the subaccount for After-tax Contributions made before 1987.

ARTICLE 8

INVESTMENT OF CONTRIBUTIONS

8.1	Investment Funds. The agreement entered into between the Company and the Funding Agent pursuant to Section 14.1 to invest and retain the assets of the Plan shall provide at least four (4) investment fund options in which Participants can invest their Pretax Contributions, After-tax Contributions, Employer Matching Contributions, Employer Safe Harbor Matching Contributions, Employer Basic Contributions, Employer Additional Matching Contributions, Qualified Non-elective Contributions, Rollover Contributions and Catch-up Contributions. Those funds shall be selected by the Committee, including an Employer Common Stock Fund — a fund invested in the common stock of the Employer. Effective for contributions on and after September 1, 2009, no Employer Matching Contributions, Employer Safe Harbor Matching Contributions, Employer Basic Contributions, Employer Additional Matching Contributions or Qualified Non-elective Contributions can be invested in an Employer Common Stock Fund.

Pending investment and disbursement, the Fund may be invested in investments of a short-term nature.

8.2	Election of Investment Fund for Contributions. A Participant shall direct, at the time he becomes a Participant in the Plan or on forms and in the manner prescribed by the Committee, the investment funds described in Section 8.1 in which his Pretax Contributions, After-tax Contributions, Employer Matching Contributions, Employer Safe Harbor Matching Contributions, Employer Basic Contributions, Employer Additional Matching Contributions, Rollover Contributions and Catch-up Contributions are to be invested. Each Participant may direct that his Participant Contributions be invested in one or more Funds except that effective for contributions on and after September 1, 2009, no Employer Matching Contributions, Employer Safe Harbor Matching Contributions, Employer Basic Contributions, Employer Additional Matching Contributions or Qualified Non-elective Contributions can be invested in an Employer Common Stock Fund. Qualified Non-elective Contributions shall be invested in the same manner as the Participant’s Employer Matching Contributions are directed to be invested. If the Participant elects to have his deposits invested in more than one Fund, the investment in each Fund must be an even multiple of 1% of the total Participant’s contributions. In the event that no investment direction is given by the Participant, then the entire amount shall be invested in the fund designated by the Committee as the default investment option.

8.3	Change in Election of Investment Fund for Future Contributions. Subject to the limitations of Section 8.2, any investment election directed by the Participant shall continue in effect until changed by the Participant. A Participant may change the type of investment election to be applicable to his future contributions. Any change in investment election will be determined in accordance with procedures for implementing such change to be determined by the Committee. Any such procedure will be applied uniformly to all Participants.

8.4	Change in Election of Investment Fund for Past Contributions. Subject to any limitations imposed by the Funding Agent and/or the Committee, a Participant may in the manner prescribed by the Committee, transfer all or a portion of the value of his Accounts from one investment fund to another fund. Transfers may be made at any time during the Plan Year and shall become effective on the business day following the date that instructions are properly conveyed to the Committee, or as soon as practicable thereafter. The Plan does not impose restrictions or conditions on the Participant’s ability to direct divestment of the Participant’s interest in the Employer Common Stock Fund and reinvestment in other Plan investment funds other than restrictions or conditions imposed by reason of the application of securities laws or as otherwise permitted under Treas. Reg. § 1.401(a)(35)-1 or other applicable guidance.

ARTICLE 9

WITHDRAWALS AND LOANS

9.1	Withdrawals and Loans — In General.

(a)	Except as otherwise provided in this Article 9, no portion of a Participant’s Accounts may be distributed to him while he is an Employee.

(b)	A Participant who is an Employee shall have no right to withdraw any portion of the Qualified Non-elective Contribution subaccount to his Employer Account.

(c)	A Participant who is an Employee may make withdrawals from his After-tax Account, as provided in Section 9.2.

(d)	A Participant who is an Employee may make Hardship Withdrawals from his Accounts, as provided in Section 9.3.

(e)	A Participant who is an Employee may borrow from his Accounts, as provided in Section 9.5.

(f)	A Participant who is at least age 59 1⁄2 may receive a distribution of his vested Accounts as provided in Section 9.6.

9.2	Withdrawal of After-tax Contributions. A Participant may, at any time, request a distribution of all or any portion of his After-tax Account in accordance with procedures prescribed by the Committee.

9.3	Hardship Withdrawals.

(a)	A Participant who is an Employee may, in the event of an “immediate and heavy financial need”, be permitted to make a Hardship Withdrawal from his Accounts. For purposes of this Section 9.3, the term “immediate and heavy financial need” means:

(1)	Expenses for (or necessary to obtain) medical care that would be deductible by the Participant under Code § 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)	Payment of tuition, related educational fees and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant or his Spouse, children or dependents (as defined in Code § 152, without regard to §§ 152(b)(1), (b)(2) and (d)(1)(B) thereof);

(4)	Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage on the Participant’s principal residence;

(5)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code § 152, without regard to § 152(d)(1)(B) thereof);

(6)	Payments for expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); and

(7)	Any other expenses that the Internal Revenue Service announces as qualifying as a “hardship” under Code § 401(k).

(b)	For a Hardship Withdrawal to be granted, the following requirements must be met:

(1)	The amount of the withdrawal must not be in excess of the amount necessary to alleviate the Hardship, but may include amounts necessary to pay any Federal, State and local income taxes or penalties reasonably expected to result from the distribution.

(2)	The Participant must have made all withdrawals, other than Hardship Withdrawals, and taken all nontaxable loans currently available to him under this Plan and any other plan maintained by an Employer or Affiliated Employer.

(3)	Notwithstanding the provisions of Sections 4.1 and 4.2, the Participant shall not be permitted to have elective deferrals made on his behalf or to make employee contributions to the Plan or any other plan maintained by an Employer or Affiliated Employer during the six (6) month period following his receipt of a Hardship Withdrawal. For this purpose, the phrase “any other plan maintained by an Employer or Affiliated Employer” means all qualified and nonqualified plans of deferred compensation maintained by an Employer or Affiliated Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement under a cafeteria plan (within the meaning of Code § 125), but does not include a health or welfare benefit plan, including one that is part of such a cafeteria plan.

(c)	The amount necessary to fund the Hardship Withdrawal shall be taken from the Participant’s Accounts (to the extent vested) excluding (i) the value of the Participant’s Qualified Nonelective Contributions, Employer Safe Harbor Matching Contributions (made for periods on and after January 1, 2005) and Employer Additional Matching Contributions (made for periods on and after January 1, 2005) subaccounts and (ii) earnings after December 31, 1988 on the Participant’s Pretax Contributions and Catch-up Contributions. Unless determined otherwise by the Committee, withdrawals shall generally be made pro rata from the investment funds in which the Participant’s Accounts from which the withdrawals are made are invested.

(d)	A request for a Hardship Withdrawal shall be made on forms and/or in the manner prescribed by the Committee. The Committee shall establish a uniform and nondiscriminatory policy for reviewing withdrawal applications and any determination made by the Committee shall be final but subject to appeal under Section 13.6.

9.4	Valuation and Payment of Withdrawals. In the event of a withdrawal under this Article 9, the value of a Participant’s Accounts shall be determined by the Trustee as of the Valuation Date coincident with or next following the date on which the Trustee receives instructions from the Committee to make the withdrawal. Withdrawals shall be paid to the Participant in cash on the earliest practicable date following the aforementioned Valuation Date.

9.5	Loans. A Participant who is an Employee and any other Participant who is a party-in-interest within the meaning of Section 3(14) of ERISA may, on forms and/or in accordance with procedures prescribed by the Committee, apply to borrow from the value of the non-forfeitable portion of his Accounts.

9.6	In-Service Distributions. A Participant may, at any time after attaining age 59 1⁄2, request a distribution of all or any portion of his vested Account balances in accordance with procedures prescribed by the Committee. Participant may withdraw all or any portion of his Rollover Account at any age in accordance with procedures prescribed by the Committee.

ARTICLE 10

ENTITLEMENT TO BENEFITS

10.1	Retirement. A Participant who retires from employment with an Employer or Affiliated Employer on or after his Normal Retirement Age shall be entitled to receive a retirement benefit equal to one hundred percent (100%) of the value of his Accounts.

10.2	Disability. A Disabled Participant whose Disability began while he was an Employee shall be entitled to receive a disability benefit equal to one hundred percent (100%) of the value of his Accounts.

10.3	Termination of Employment. A Participant’s Pretax Contributions, Qualified Nonelective Contributions, Safe Harbor Matching Contributions, Additional Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s Termination or severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed. A Participant who incurs a Termination for any reason other than retirement in accordance with Section 10.1, Disability in accordance with Section 10.2, or death in accordance with Section 10.6 shall be entitled to receive:

(a)	one hundred percent (100%) of the value of his Pretax Account;

(b)	one hundred percent (100%) of the value of his After-tax Account;

(c)	one hundred percent (100%) of the value of his Rollover Account;

(d)	one hundred percent (100%) of the value of the Qualified Non-elective Contribution subaccount of his Employer Account; and

(e)	one hundred percent (100%) of the value of the Safe Harbor Matching Contribution subaccount of his Employer Account;

(f)	a percentage of the value of his Employer Account, excluding Safe Harbor Matching Contributions, Qualified Non-elective Contributions, and accounts listed in Article 18 as having separate vesting provisions, based on his Years of Vesting Service in accordance with the following schedule:

If the Participant’s Years of Vesting Service Are:	The Vested Portion is:
Less than 5	50%
5 or more	100%

For Plan Years beginning on and after January 1, 2002, a percentage of his Employer Account, excluding Safe Harbor Matching Contributions, Qualified Non-elective Contributions, and accounts listed in Article 18 as having separate vesting provisions, based on his Years of Vesting Service in accordance with the following schedule:

If the Participant’s Years of Vesting Service Are:	The Vested Portion is:
Less than 3	50%
3 or more	100%

If the Plan’s vesting schedule is amended, including an amendment caused by the automatic change to or from a top-heavy vesting schedule in accordance with Article 16, Participants with at least three Years of Service at the later of the date the amendment is adopted or the date the amendment becomes effective, shall automatically be vested, from that point forward, in the greater of the amount vested under the vesting schedule as amended or the amount vested under the vesting schedule in effect prior to amendment.

10.4	Vesting on Plan Termination. In the event of termination or partial termination of the Plan, each affected Participant shall be one hundred percent (100%) vested in his Account. The foregoing sentence shall not apply to a Participant who has received full distribution of his Account (including a Participant who is deemed to have been cashed out pursuant to Section 10.5) or who has incurred five (5) consecutive One Year Breaks in Service.

10.5	Forfeitures.

(a)	A Participant who is not 100% vested in his Accounts and who has a termination of employment as described in Section 10.3 shall forfeit the nonvested portion as of the earlier of (a) the date the Participant receives a distribution of his entire vested Accounts after his Termination Date or (b) the last day of five (5) consecutive One-Year Breaks in Service following the Participant’s Termination Date or a five (5) year Period of Severance, as applicable. Forfeited amounts shall be applied as set forth in Section 5.5.

(b)	If a Participant again becomes an Eligible Employee prior to incurring five (5) consecutive One-Year Breaks in Service or a five (5) year Period of Severance, as applicable, but after receiving a distribution (or distributions) which caused the nonvested portion of his Account to be forfeited, he shall have the right to repay to the Plan the entire amount of the distribution(s) he received. The repayment must be made in a single sum before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five (5) consecutive One-Year Breaks or a five (5) year Period of Severance, as applicable, in Service which began after the date of the distribution.

Amounts that are restored pursuant to this Section 10.5(b) shall equal the amount forfeited, unadjusted for any gains or losses that would have resulted had the amount not been forfeited. The Participant shall continue to vest in any benefit restored pursuant to this Section 10.5(b) in accordance with the provisions of Section 10.3(e).

(c)	If a distribution has been made to a Participant from his Employer Account at a time when he has less than a one hundred percent (100%) non-forfeitable interest in his Employer Account, the vesting schedule in Section 10.3(e) will thereafter apply only to the portion of the Employer Account attributable to Employer Matching Contributions and Employer Additional Matching

Contributions allocated after such distribution. The balance in the Account immediately after such distribution shall be maintained in a separate account for the purpose of determining the Participant’s non-forfeitable interest therein at any later time. The Participant’s non-forfeitable percentage in the portion of his Employer Account held in such separate account at any later time shall be the (a) Participant’s non-forfeitable percentage of the sums of such separate account at such later time plus all prior distributions from such account, minus (b) all prior distributions from such account.

(d)	Effective January 1, 2008, if a de minimus distribution ($20 or less) is made to a Participant and mailed via first class mail to his last known address and the Participant fails to cash such distribution within a reasonable amount of time, such distribution shall be forfeited at such time as the Committee shall determine in its sole discretion. The Committee shall not be required to further pursue such Participant if the reasonable direct costs of locating such Participant would exceed the amount of the distribution. If, however, such a Participant later files a claim for such benefit, the benefit will be reinstated without any interest earned thereon.

10.6	Death.

(a)	A death benefit shall be payable to the Beneficiary of a Participant who dies while actively employed by an Employer or Affiliated Employer. The death benefit shall be equal to one hundred percent (100%) of the value of the Participant’s Account.

(b)	A death benefit shall be payable to the Beneficiary of a Participant who dies after his Termination Date but prior to receiving the full value of the non-forfeitable portion of his Accounts. This death benefit shall be equal to the value of the undistributed, non-forfeitable portion of such Accounts.

(c)	The value of a Participant’s Account shall be determined as of the Valuation Date coincident with or next following the date the Committee receives proper notification of the Participant’s death and shall be distributed in accordance with Sections 11.1 and 11.2.

10.7	Beneficiary.

(a)	Each Participant shall have the right to designate, on forms provided by the Committee, one or more Beneficiaries to receive any amount that may be payable under the Plan because of such Participant’s death. A Participant shall have the right to revoke or change his Beneficiary designations at any time. If no Beneficiary is designated, the Beneficiary cannot be found, or if the designated Beneficiary is deceased, any amount payable under the Plan shall be paid to the Spouse, if any, of the Participant. If the Participant has no Spouse, or if the Spouse is deceased, any amount payable under the Plan shall be paid to the estate of the Participant.

(b)	A Beneficiary designation shall not be effective for any purpose unless and until the Participant has properly filed it with the Committee. However, a Beneficiary designation mailed by the Participant to the Committee prior to his death and received by the Committee after his death shall take effect upon such receipt, but prospectively only and without prejudice to any payor or payee on account of payments made before receipt by the Committee.

(c)	Before making distribution to a Beneficiary, the Committee may require such proof of death and such evidence of the right of any person to receive all or part of any benefit payable upon the death of the Participant, as the Committee may deem desirable. The Committee’s determination of the fact of death of a Participant and of the right of any person to receive distribution as a result thereof shall be conclusive upon such person or persons having or claiming any right to any benefit payable with respect to the Participant.

(d)	Notwithstanding the foregoing, the Beneficiary of a Participant who is legally married at the time of death shall be the Participant’s Surviving Spouse unless the Surviving Spouse has consented in writing to the Participant’s designation of another Beneficiary and such consent acknowledges the effect of the designation, names the specific Beneficiary or class of Beneficiaries (if applicable), and is witnessed by a Plan representative or a notary public. Notwithstanding the foregoing, if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the Spouse will be deemed to have consented to the designation of such other Beneficiary.

10.8	Elective Deemed Military Severance. Effective January 1, 2011, if a Participant performs service in the uniformed services (as defined in Code §414(u)(12)(B)) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of Participant’s vested Accounts with the vesting determined as though the Participant had a termination of employment. However, the Plan will not distribute such a Participant’s Account because of this deemed severance unless the Participant specifically elects to receive a distribution of the Participant’s vested Account pursuant to this Section 10.8. If a Participant elects to receive a distribution of the Participant’s vested Account because of this elective deemed military severance, then the individual may not make Pretax Contributions or Catch-Up Contributions during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of an elective deemed military severance pursuant to this Section 10.8, and a distribution on account of another Plan provision (such as a qualified reservist distribution pursuant to Section 10.9), then the other Plan provision will control and the 6-month suspension will not apply.

10.9	Qualified Reservist Distribution. Effective January 1, 2011, a Participant may receive a distribution of the Participant’s vested Account if such distribution constitutes a Qualified Reservist Distribution. A “Qualified Reservist Distribution” is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (i) the distribution is from amounts attributable to elective deferrals in a 401(k) plan; (ii) the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

ARTICLE 11

DISTRIBUTION OF BENEFITS

11.1	Form of Benefit Payment. Subject to the provisions of Section 11.5, a Participant may elect to receive the value of his Accounts to which he is entitled under the Plan pursuant to Article 10 in any one of the following forms:

(a)	A single sum of cash equal to the value of his Accounts.

(b)	Full shares of stock attributable to his Account in the Employer Common Stock Fund and a single sum of cash equal to the total of the value of any fractional share of such stock and the value of his Accounts in the other investment funds under the Plan. For the purpose of determining the value of a share of Common Stock, shares will be valued based on the average of the high and low prices reported on the Composite Transactions listing for the New York Stock Exchange for the relevant Valuation Date.

A Beneficiary who is entitled to a death benefit under Section 10.6 may elect to receive the value of the Participant’s Account paid to him solely in the manner provided in (a) or (b) above.

A Participant or Beneficiary shall elect the form of payment on forms and in the manner prescribed by the Committee.

11.2	Benefit Commencement. The Plan shall begin distribution to a Participant or Beneficiary as soon as practicable after the Valuation Date coincident with or next following the Participant’s retirement, becoming a Disabled Participant, Termination Date or death, and the completion of any forms (including consents) required for such distribution. Notwithstanding the foregoing, no distribution shall be made without the Participant’s (or, if applicable, Surviving Spouse’s) consent before the latest date set forth under the last paragraph of this Section 11.2, except as otherwise provided with respect to small payments under Section 11.5. The Committee shall furnish to each Participant a general description of the material features of the optional forms of benefit payment available under Section 11.1, and each Participant shall affirmatively consent to such benefit payment, no more than 180 days and at least 30 days before the date as of which benefits are to be distributed to the Participant. In accordance with IRS regulations, distributions may commence less than 30 days after the explanation described above is provided to the Participant, provided that the Participant is informed that he has a period of at least 30 days after receiving the explanation to consider the decision of whether or not to elect a distribution (and a particular form of benefit payment), and the Participant, after receiving the explanation, affirmatively elects a distribution. The Committee shall also provide a description of a Participant’s right, if any, to defer receipt of a distribution and describe the consequences of failing to defer receipt of the distribution.

Any amounts that may be credited to a Participant’s Employer Account after the payment of the value of such Account shall be paid as soon as practicable after the Valuation Date coincident with such amounts being credited to the Participant’s Employer Account. Except as provided under Section 11.5, a Participant or Surviving Spouse may elect to delay the distribution of his Account payable pursuant to Section 10.1, 10.2 or 10.3, subject to the requirements of this Section and Section 11.3.

Notwithstanding the foregoing, if a Participant who is a former Employee or a Surviving Spouse fails to elect a form of benefit payment, distribution from the Plan, payable in a single sum of cash pursuant to Section 11.1(a), shall commence no later than sixty (60) days after the end of the Plan Year in which the latest of the following occurs:

(a)	the Participant attains or would have attained age sixty-five (65);

(b)	the Participant terminates employment with all Employers and Affiliated Employers; or

(c)	the Participant’s fifth (5th) anniversary of commencement of participation in the Plan.

11.3	Minimum Required Distributions. The requirements of this Section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with Code § 401(a)(9), including the incidental death benefit requirement in Code § 401(a)(9)(G), and Treasury Regulation §§ 1.401(a)(9)-2 through 1.401(a)(9)-9. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(a)	Time and Manner of Distribution.

(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, then, except as provided in subsection 11.3(a)(2)(D) below, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(B)	If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, then, except as provided in Section 11.3(a)(2)(E) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the participant but before distributions to the Surviving Spouse begin, this Section 11.3(a)(2), excluding subsection 11.3(a)(2)(A), will apply as if the Surviving Spouse were the Participant.

(E)	Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in sections 11.3(a)(2) and 11.3(c)(2) applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under section 11.3(a)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor the beneficiary makes an election under this Section 11.3(a)(2)(E), distributions will be made in accordance with Sections 11.3(a)(2) and 11.3(c)(2).

For purposes of this Section 11.3(a)(2) and Section 11.3(c), unless Section 11.3(a)(2)(D) applies, distributions are considered to begin on the participant’s required beginning date. If Section 11.3(a)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 11.3(a)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under section 11.3(a)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)	Forms of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 11.3(b) and 11.3(c). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code § 401(a)(9) and the Treasury regulations.

(b)	Required Minimum Distributions During Participant’s Lifetime.

(1)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	the quotient obtained by dividing the participant’s account balance as of the last day of the preceding calendar year by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance as of the last day of the preceding calendar year by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 11.3(b) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(c)	Required Minimum Distributions After Participant’s Death.

(1)	Death on or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance as of the last day of the preceding calendar year by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s Surviving Spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 11.3(c).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 11.3(a)(2)(A), this Section 11.3(c)(2) will apply as if the Surviving Spouse were the Participant.

(d)	Definitions. For purposes of this Section 11.3, the following definitions shall apply:

(1)	Designated Beneficiary. The individual who is designated as the beneficiary as provided in the Plan and is the designated beneficiary under Code § 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 11.3(a). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(4)	Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. April 1 of the calendar year following the later of (a) the close of the calendar year in which the Participant attains age 70-1/2 or (b) the close of the calendar year in which the Participant incurs a Termination, except that benefit distributions to a 5-percent owner (as defined in Code § 416) must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

11.4	Eligible Rollover Distributions.

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 11.4, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

(b)	Definitions. For purposes of this section 11.4, the following definitions shall apply:

(1)

Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code § 401(a)(9); any hardship withdrawal or any other distribution that is not an Eligible Rollover Distribution under applicable law. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because it is not includible in gross income (i.e., it consists of after-tax employee contributions); provided, however, that such portion may be transferred only to an individual retirement account or annuity described in Code § 408(a) or (b) or a Roth IRA described in Code § 408A(b), or, by means of a direct rollover, to a qualified trust described in Code § 401(a) or an annuity contract described in Code § 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(2)	Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), a qualified trust described in Code § 401(a) that accepts the Distributee’s Eligible Rollover Distribution. An Eligible Retirement Plan also includes an annuity contract described in Code § 403(b), a Roth IRA described in Code § 408A(b), and an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding the foregoing, (A) if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a Roth account, an Eligible Retirement Plan with respect to such Roth account shall include only another designated Roth elective deferral account under an applicable retirement plan described in Code § 402A(e)(1) or a Roth IRA described in Code § 408A(b); and (B) for eligible rollover distributions made to or for the benefit of a non-Spouse Beneficiary, an Eligible Retirement Plan shall include only an individual retirement account or annuity described in Code § 408(a) or (b) or a Roth individual retirement account described in Code § 408A(b) established for the purpose of receiving the distribution on behalf of the non-Spouse Beneficiary.

(3)	Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p), are Distributees with regard to the interest of the spouse or former spouse. A Distributee includes the Employee’s or former Employee’s nonspouse designated beneficiary, in which case, the distribution can only be transferred to a traditional or Roth IRA established on behalf of the nonspouse designated beneficiary for the purpose of receiving the distribution.

(4)	Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(5)	Direct Rollover Notice. The Plan administrator shall provide the Participant with notice of the right to elect payment in the form of a Direct Rollover of any portion of the Participant’s vested Account. Such notice shall be provided at least 30 days, and no more than 180 days, before the date of distribution. Distribution of a Participant’s vested Account may not be made prior to 30 days from the date the Plan administrator provides the Participant with this notice, unless the Participant makes an affirmative election as to the form of payment. Failure to elect a Direct Rollover within 30 days from the date the notice is provided to the Participant shall be deemed an election not to make a Direct Rollover.

11.5	Small Payments. If, at the time a Participant incurs a Termination (including death), the value of the non-forfeitable portion of the Participant’s Accounts is one thousand dollars ($1,000) or less for Terminations occurring in or entitlements arising in Plan Years beginning on or after March 28, 2005, such value shall be immediately distributed to the Participant or Surviving Spouse (if applicable). The value of the Account shall be determined as of the Valuation Date coincident with or next following the Participant’s Termination Date, the date on which the Participant becomes a Disabled Participant or the date the Participant’s death is properly reported to the Committee, as the case may be, and shall be distributed as soon as practicable following such Valuation Date. The consent of the Participant or Surviving Spouse shall not be necessary to make such payment. A mandatory distribution shall be made no earlier than 30 days from the date the administrator provides notice of the right to elect payment in a direct rollover, pursuant to Section 11.4. Such payment shall be made in full satisfaction of any benefits payable under this Plan to the Participant and the Participant’s Spouse and Beneficiary.

ARTICLE 12

VOTING OF STOCK AND TENDER OFFERS

12.1	Voting of Shares. Each Participant shall have the right and shall be afforded the opportunity to direct the manner in which whole shares of the common stock of the Company held in the Employer Common Stock Fund and attributable to his Account as of the Valuation Date coincident with or preceding the record date shall be voted at all stockholders’ meetings. The Company shall appoint an independent third-party (“Agent”) for the purpose of confidentially receiving and tallying the instructions from Participants. The Agent shall transmit such instructions solely to the Funding Agent. Neither the Funding Agent nor the Agent shall disclose such instructions to the Company or the Committee or any officer, director or affiliate. Any stock for which voting direction is not received from the Participant shall be voted by the Funding Agent in the same manner as the majority of stock for which voting directions are received from Participants as to the matter to be voted upon.

12.2	Ownership of Shares. Participants do not acquire ownership of common stock held by the Funding Agent in their Accounts until the Funding Agent delivers to them on termination stock certificates which have been registered in their names on the stock books of the Company.

12.3	Tender Offers. A Participant may direct the Funding Agent in writing how to respond to a tender or exchange offer for any or all whole shares of Company stock held in the Employer Common Stock Fund and attributable to his Account as of the Valuation Date preceding, or coincident with, the offer. A Participant’s instructions hereunder shall be confidential and shall not be disclosed to the Company or the Committee. The Committee shall notify each Participant and timely distribute or cause to be distributed to him such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer. The Committee shall engage an independent third party (“Agent”) to confidentially receive instructions from Participants and transmit them to the Funding Agent. The Agent shall transmit solely to the Funding Agent instructions of Participants and shall not disclose such instructions to the Company or the Committee. Upon receipt of such instructions, the Funding Agent shall tender such shares of Company stock as and to the extent so instructed. If the Funding Agent shall not receive instructions with respect to a Participant regarding any such tender or exchange offer for such shares of Company stock (or shall receive instructions not to tender or exchange such shares), the Funding Agent shall have no discretion in such matter and shall take no action with respect thereto. Any shares for which instructions are not subject to being received shall be tendered by the Funding Agent only in the same proportion as the stock for which instructions to tender are received. Any securities received by the Funding Agent as a result of a tender of shares of Company stock shall be held in the Fund, and any cash so received shall be invested in short-term investments as designated by the Committee, for the Account of the Participant with respect to whom shares were tendered, pending any reinvestment directed by the Committee or the Participant.

ARTICLE 13

PLAN ADMINISTRATION

13.1	Administrator.

(a)	The Plan Sponsor is the administrator of the Plan for purposes of all applicable legislation governing the operation and administration of the Plan.

(b)	In its capacity as administrator, the Plan Sponsor is responsible for all matters with respect to the operation, administration and, subject to compliance with applicable legislation interpretation of the Plan.

(c)	In its capacity as administrator, the Plan Sponsor may appoint one or more agents or one or more committees (including the Committee), who may be named fiduciaries for purposes of Section 402(a) or ERISA, as it may consider appropriate or necessary from time to time to undertake, perform and execute, and to oversee the undertakings, performance and execution by others where considered appropriate or necessary, of such Plan administration and related matters as are assigned by the Plan Sponsor to such agent(s) or committee(s) from time to time.

(d)	In its capacity as administrator, the Plan Sponsor shall be the named fiduciary within the meaning of Section 402(a) of ERISA and may delegate part or all of its responsibility as named fiduciary to other fiduciaries.

13.2	Appointment of Committee.

(a)	Pursuant to its authority under Section 13.1(c), above, the Plan Sponsor has appointed the Committee to administer the Plan on its behalf. The Committee shall have full power, discretion and authority to carry out those of the Plan Sponsor’s duties, responsibilities and powers in relation to the administration and operation of the Plan as are delegated to it by the Plan Sponsor from time to time.

(b)	The Committee may delegate to any of its members or to such other persons or sub-committees it deems appropriate any of its duties or responsibilities, subject to the Committee’s direction and supervision. Nothing contained in this paragraph shall be construed to confer upon any such person any discretion, authority or control respecting the management, administration and operation of the Plan, unless expressly authorized in writing.

13.3	Indemnification. The Company, by the adoption of this Plan, indemnifies and holds the members of the Committee (and others so designated), jointly and severally, harmless from the effects and consequences of their acts, omissions and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct, breach of good faith or gross negligence in the performance of their duties. The foregoing right of indemnification will not be exclusive of other rights to which each such member may be entitled by any contract or other instrument or as a matter of law.

13.4	Conclusiveness of Action. Any action on matters within the discretion of the Committee will be conclusive, final and binding upon all Participants and upon all persons claiming any rights under the Plan, including Beneficiaries.

13.5	Payment of Expenses. The members of the Committee will serve without compensation for their services. The compensation or fees of consultants, actuaries, accountants, counsel and other specialists and any other costs of administering the Plan or Fund will be paid by the Fund (allocated on any basis reasonably determined by the Committee in its discretion – for example, by participant, Account, Account balance, investments, transactions or otherwise) unless, at the discretion of the Company, paid by the Employers.

13.6	Claim Procedure.

(a)	Any Participant or Beneficiary or a duly authorized representative of either (“Claimant”) may submit a written application to the Committee for payment of any benefit that may be due him under the Plan, in accordance with Plan procedures. Such application shall include any information as the Committee may reasonably request. Upon receipt of such application, the Committee shall determine whether or not the Claimant is entitled to the benefit claimed hereunder.

(b)	The Committee will process the Claimant’s application within ninety (90) days after the Committee receives the application unless special circumstances require an extension of time for processing the claim. In no event shall such extension exceed a period of ninety (90) days from the end of the initial review period. If the Committee has not determined the Claimant’s eligibility for a Plan benefit within this ninety (90)-day period (one hundred eighty (180)-day period if circumstances require an extension of time), the claim is deemed denied.

(c)	If a claim is denied, in whole or in part, the Committee shall give written notice to the Claimant of the denial of the claim. The notice will include the specific reason or reasons for the denial, a specific reference or references to pertinent Plan provisions on which the denial is based, a description of any additional material or information for the Claimant to perfect the claim (which will indicate why such material or information is needed) and an explanation of the Plan’s claims review procedure. The explanation of the Plan’s claims review procedure shall include a description of the applicable time limits and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following a denial of the appeal.

(d)	If a claim is denied or deemed denied and the Claimant wishes to appeal the denial of the claim, the Claimant must file a written request for review of the claim with the Committee. This Claimant must make this request within sixty (60) days of the date the claim is denied or deemed denied. The Claimant may review pertinent documents relating to the claim and its denial and may submit issues and comments in writing to the Committee. Within sixty (60) days after receipt of such a request for review, the Committee shall review the claim and make a decision on the merits of the claim. If circumstances require an extension of time for reviewing the claim, the sixty (60)-day period may be extended but in no event by more than an additional sixty (60) days. The decision on review will be in writing and include specific reasons and references to the pertinent Plan provisions on which the decision is based. The notice shall include a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following a denial of the appeal.

(e)	A claimant may not bring an action under Section 502(a) of ERISA or otherwise with respect to his claim until he has exhausted the Plan’s Benefit Claims Procedures. Any such action must be filed in a court of competent jurisdiction within 180 days after the date on which the claimant receives the Plan administrator’s written denial of the claimant’s claim on appeal or it shall be forever barred. Any further review, judicial or otherwise, of the Plan administrator’s decision on the claimant’s claim will be limited to whether, in the particular instance, the Plan administrator abused its discretion. In no event will such further review, judicial or otherwise, be on a de novo basis, as the Plan administrator has discretionary authority to determine eligibility for (and the amount of) benefits and to construe and interpret the terms of the Plan.

ARTICLE 14

ESTABLISHMENT OF FUND

14.1	Funding Agreement. Contributions made by the Employers and Participants pursuant to Articles 4 and 5 hereof shall be held in a Fund or Funds. The Company shall enter into a trust arrangement, or a combination of a trust arrangement and insurance company contract(s), with one or more Funding Agents providing for the administration of the Fund or Funds in which the assets of this Plan are held.

ARTICLE 15

AMENDMENT, TERMINATION AND MERGER OF THE PLAN

15.1	Right to Amend the Plan. Except as provided in the next paragraph, the Company reserves the right to modify, alter or amend this Plan at any time and from time to time, to any extent that it may deem advisable including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualification of the Plan under Code § 401 or compliance with any other applicable law. No such amendment shall increase the duties of a Funding Agent or Trustee without its consent thereto in writing. No such amendment shall allow any portion of the principal or income of the Fund to be used for any purposes other than for the exclusive benefit of Participants or Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. No amendment shall reduce a Participant’s Account balance on the effective date of the Plan amendment or eliminate an optional form of benefit under the Plan with respect to the Participant’s Account balance on the date of the amendment to the extent prohibited by Code § 411(d)(6) and the related Treasury regulations.

Notwithstanding the preceding paragraph, the President of Agrium U.S. Inc. or any other officer of Agrium U.S. Inc. designated in writing by the President of Agrium U.S. Inc. shall have the authority to amend the Plan in the following respects:

(a)	Amendments required to comply with changes in applicable law;

(b)	Amendments requested by the Internal Revenue Service in connection with the issuance of a favorable determination letter for the Plan; and

(c)	Amendments to make changes in the Plan’s administration and operational procedures.

The Company may, as it deems appropriate from time to time, delegate all or part of its power to amend the Plan to such person or persons (including the Committee) as it considers appropriate and revoke any such delegation in whole or in part.

15.2	Right to Terminate the Plan. The Company, acting through its Board of Directors, shall have the right to terminate this Plan at any time and for any reason. In the event of such termination, all affected Participants shall be vested in their benefits as provided in Section 10.4.

If the Plan terminates pursuant to this Section 15.2, and the Company does not merge the assets of the Plan with another qualified plan or continue the Plan as a “wasting trust” by satisfying all ongoing plan qualification rules, the Company shall distribute each Participant’s Account in a lump sum; provided, however, if the Employer or an Affiliated Employer establishes or maintains, at any time within the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the Plan, an alternative defined contribution plan, each Participant’s Account shall be transferred to such other defined contribution plan. Participant consent to such a transfer shall be required only if transfer of the Participant’s Account results in an elimination or reduction of Code § 411(d)(6) protected benefits. An “alternative defined contribution plan” does not include an employee stock ownership plan as defined in Code § 4975(e)(7) or 409(a), a simplified employee pension (as defined in Code § 408(k)), a SIMPLE IRA plan (as defined in Code § 408(p), a plan or contract described in Code § 403(b) or a plan described in Code §§ 457(b) or (f). However, if at all times during the 24-month period beginning 12 months before the date of Plan termination, fewer than 2% of the Employees who are eligible under the Plan as of the date of Plan termination are eligible under the alternative defined contribution plan, the other plan is not considered an alternative defined contribution plan.

15.3	Plan Merger, Consolidation or Transfer. The merger or consolidation with, or transfer of the allocable portion of the assets and liabilities of the Fund to any other qualified retirement plan trust shall be permitted only if the benefit each Participant would receive, if the Plan were terminated immediately after such merger or consolidation or transfer of the allocable portion of the assets and liabilities, would be at least as great as the benefit he would have received had this Plan been terminated immediately before the date of merger, consolidation or transfer. Assets acquired pursuant to this Section which are attributable to elective contributions (including qualified nonelective contributions and qualified matching contributions taken into account for the actual deferral percentage (“ADP”) test) shall continue to be subject to the distribution limitations of Code § 401(k), to the extent required by law.

ARTICLE 16

TOP-HEAVY PLAN REQUIREMENTS

16.1	General Rule. This Plan shall be subject to the provisions of this Article 16 for any Plan Year in which the Plan is a “Top-Heavy Plan” as defined in Section 16.5.

16.2	Vesting Provision. A Participant who has completed an Hour of Service during a Plan Year in which the Plan is determined to be a Top-Heavy Plan, shall be vested in his Employer Account on a basis at least as favorable as is provided under the following table:

Years of Vesting Service	Percentage of Account Vested
Less than 2 years	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

In any Plan Year in which the Plan is not deemed to be a Top-Heavy Plan, the vested percentage of a Participant’s Employer Account shall be no less than that which was determined as of the last day of the last Plan Year in which the Plan was deemed to be a Top-Heavy Plan. If the Plan ceases to be a Top-Heavy Plan, a Participant with at least three Years of Service shall have the vested portion of his Employer Account determined either in accordance with this Section 16.2 or Section 10.3, as provided in Section 10.3.

16.3	Minimum Contribution Provisions. If the Plan is a Top-Heavy Plan in any Plan Year, each Participant who is (i) a Non-Key Employee (as defined in Section 16.8), and (ii) employed on the last day of the Plan Year (even if such Participant has failed to complete one thousand (1,000) Hours of Service during such Plan Year), shall be entitled to have an Employer contribution of not less than three percent (3%) (or five percent (5%) if required by Code § 416 because of the Participant’s participation in an Employer’s defined benefit plan) of the Participant’s compensation, as defined for purposes of Code § 415, allocated to his Employer Account.

The minimum contribution percentage set forth above shall be reduced for any Plan Year to the percentage at which contributions are made under the Plan for the Plan Year for the Key Employee (as defined in Section 16.6) for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee shall be determined by dividing the contributions for such Key Employee by his compensation, as defined for purposes of Code § 415.

Contributions taken into account under the immediately preceding sentence shall include contributions under the Plan, including Pretax Contributions, and under all other defined contribution and defined benefit plans required to be included in an Aggregation Group (as defined in Section 16.5), but shall not include any plan required to be included in such Aggregation Group if such plan enables a defined benefit plan required to be included in such group to meet the requirements of Code §§ 401(a)(4) and 410. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code § 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code § 401(m).

Contributions taken into account under this Section 16.3 shall not include any contributions under Social Security or any other federal or state law.

16.4	Coordination with Other Plans. In the event that another defined contribution plan or defined benefit plan maintained by an Employer or Affiliated Employer provides contributions or benefits on behalf of Participants in this Plan, such other plan shall be treated as part of this Plan pursuant to applicable principles (such as Rev. Rul. 81-202 or any successor ruling) in determining whether this Plan satisfies the requirements of Sections 16.2 and 16.3.

16.5	Top-Heavy Plan Definition. This Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date (as defined in subsection (a) below), the aggregate of the Accounts under the Plan for Participants who are Key Employees exceeds sixty percent (60%) of the present value of the aggregate of the Accounts for all Participants, or if this Plan is required to be in an Aggregation Group which for such Plan Year is a Top-Heavy Group (as defined in subsection (d) below). For purposes of making this determination, the Accounts of a Participant who (i) is not a Key Employee but who was a Key Employee in a prior Plan Year or (ii) has not performed any service for an Employer at any time during the five (5)-year period ending on the Determination Date, shall be disregarded.

(a)	“Determination Date” means for any Plan Year the last day of the immediately preceding Plan Year (except that for the first Plan Year the Determination Date means the last day of such Plan Year).

(b)	The present value shall be determined as of the most recent Valuation Date that is within the twelve (12) month period ending on the Determination Date, and as described in the regulations under the Code. Present values for purposes of determining whether this Plan is a Top-Heavy Plan shall be based on the following interest and mortality rates:

(1)	Interest Rate: 7.50%

(2)	Mortality Rate: 1971 Group Annuity Mortality

(c)	“Aggregation Group” means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

(1)	The group of plans that are required to be aggregated (the “Required Aggregation Group”) includes:

(i)	each qualified plan of an Employer or Affiliated Employer in which a Key Employee is a participant, including collectively bargained plans and terminated plans, and

(ii)	each other qualified plan of an Employer or Affiliated Employer, including collectively bargained plans, which enables a plan in which a Key Employee is a participant to meet the requirements of Code §§ 401(a)(4) and 410.

(2)	The group of plans that are permitted to be aggregated (the “Permissive Aggregation Group”) includes the Required Aggregation Group plus one (1) or more qualified plans (including terminated plans) of an Employer or Affiliated Employer that is not part of the Required Aggregation Group and that the Committee certifies as constituting a plan within the Permissive Aggregation Group. Such plan or plans maybe added to the Permissive Aggregation Group only if benefits are comparable to those provided by the plans in the Required Aggregation Group and, if after the addition, the Aggregation Group as a whole continues to meet the requirements of Code §§ 401(a)(4) and 410.

(d)	‘‘Top-Heavy Group” means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the present value of the cumulative accrued benefits for all Employees, excluding former Key Employees, under all such defined benefit plans plus the aggregate accounts for all Employees, excluding former Key Employees, under such defined contribution plans. If the Aggregation Group that is a Top-Heavy Group is a Required Aggregation Group, each plan in the group will be top heavy. If the Aggregation Group that is a top-heavy group is a Permissive Aggregation Group, only those plans that are part of the Required Aggregation Group will be treated as top heavy. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be top heavy.

(e)	In determining whether the Plan constitutes a Top-Heavy Plan, the Committee shall make the following adjustments in connection therewith:

(1)	When more than one (1) plan is aggregated, the Committee shall determine separately for each plan as of each plan’s Determination Date the present value of the accrued benefits and account balances. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

(2)	In determining the present value of the cumulative accrued benefits or the value of the account of any Employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such Employee as set forth in this Section 16.5(e)(2), unless reflected in the value of the accrued benefit or account balances as of the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code § 416(g)(2) during the one year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code § 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(3)	Further, in making such determination, such present value or account shall include any rollover contribution, or similar transfer, as follows:

(i)	If the rollover contribution, or similar transfer, is initiated by the Employee and made to or from a plan maintained by another employer, the plan providing the distribution shall include such distribution in the present value or account; the plan accepting the distribution shall not include such distribution in the present value or account unless the plan accepted it before December 31, 1983.

(ii)	If the rollover contribution, or similar transfer, is not initiated by the Employee or made from a plan maintained by another employer, the plan accepting the distribution shall include such distribution in the present value or account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value or account.

(4)	Further, in making such determination, in any case where an individual is a Non-Key Employee with respect to an applicable plan, but was a Key Employee with respect to such plan for any prior year, any accrued benefit and any account of such Employee shall be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee because he met the definition of Key Employee within any of the four (4) preceding plan years, this provision shall apply following the end of such period of time.

16.6	Key Employee. “Key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $170,000 (as adjusted under Code § 416(i)(1) for Plan Years beginning after December 31, 2014), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code § 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code § 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

16.7	Non-Key Employee. The term “Non-Key Employee” means any Employee and beneficiary of an Employee who is not a Key Employee.

16.8	Collective Bargaining Rules. The provisions of Sections 16.2, 16.3 and 16.4 do not apply with respect to any Employee included in a unit of employees covered by a collective bargaining agreement unless the application of such Sections has been agreed upon with the collective bargaining agent.

ARTICLE 17

MISCELLANEOUS

17.1	Limitation on Distributions. Notwithstanding any provision of this Plan regarding payment to Participants, Beneficiaries or any other person, the Committee may withhold payment to any person if the Committee determines that such payment may expose the Plan to conflicting claims for payment. As a condition for any payments, the Committee may require such consent, representations, releases, waivers or other information as it deems appropriate. To the extent required by law, the Committee shall comply with the terms of any judgment or other judicial decree, order, settlement or agreement including, but not limited to, a Qualified Domestic Relations Order as defined in Code § 414(p).

17.2	Limitation on Reversion of Contributions. Except as provided in subsections (a) through (c) below, Employer contributions made under the Plan will be held for the exclusive benefit of Participants or Beneficiaries and may not revert to the Employer.

(a)	A contribution made by the Employer under a mistake of fact may be returned to the Employer within one (1) year after it is contributed to the Plan.

(b)	A contribution may be returned to the Employer, if the Plan does not initially qualify under Code §§ 401(a) and 501(a), within one (1) year after the date the Plan is denied qualification.

(c)	A contribution that is not deductible under Code § 404 may be returned, to the extent the deduction is disallowed, to the Employer within one (1) year after the disallowance.

The maximum contribution that may be returned to the Employer will not exceed the amount actually contributed to the Plan, or the value of such contribution on the date it is returned to the Employer, if less.

17.3	Voluntary Plan. The Plan is purely voluntary on the part of the Company and Employers and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits will be construed as giving any Employee or any other person a legal or equitable right against the Company, any Employer, any trustee, any Funding Agent or the Committee unless specifically provided for in this Plan or conferred by affirmative action of the Committee or the Company according to the terms and provisions of this Plan. Such actions will not be construed as giving any Employee or Participant the right to be retained in the serves of any Employer or Affiliated Employer. All Employees and Participants will remain subject to discharge to the same extent as though this Plan had not been established.

17.4	Non-alienation of Benefits. Participants and Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but neither those benefits nor any of the property rights in the Plan are assignable or distributable to any creditor or other claimant of a Participant or Beneficiary. A Participant will not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Participant or his Beneficiary; provided, however, the Committee shall recognize and comply with a valid Qualified Domestic Relations

Order as defined in Code § 414(p). Effective with judgments, orders, decrees and settlement agreements entered into on or after August 5, 1997, the first sentence of this Section 17.4 shall not apply with respect to any offset to a Participant’s benefits expressly provided for in a judgment, order, decree or settlement agreement described in Code § 401(a)(13)(C). Effective on or after April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order described in Code § 414(p) will not fail to be a qualified domestic relations order: (i) solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after Participant’s death.

17.5	Inability to Receive Benefits. If the Committee receives evidence that a person entitled to receive any payment under the Plan is incompetent, by reason of physical or mental condition or age, to receive payment and to give a valid release therefor or to give a valid consent required under the Plan, and no guardian, committee or other representative of such person has been duly appointed by a court of competent jurisdiction, then the Committee may in its discretion, make such payment to or act upon the consent provided by any person or institution that is maintaining or has custody of the incompetent person. The payment to or consent received from such person or institution will be a valid and complete discharge from liability for the payment.

17.6	Missing Persons. If the Committee is unable, after reasonable and diligent effort, to locate a Participant or Beneficiary who is entitled to a distribution from the Plan, the distribution due such person will be forfeited at such time as the Committee shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable state law). If, however, such a person later files a claim for such benefit before the Plan is terminated, the benefit will be reinstated without any interest earned thereon. Notwithstanding the foregoing, in the event that after reasonable and diligent efforts the Committee is unable to locate a Beneficiary entitled to a distribution under the Plan, payment will be made, at the discretion of the Committee, to the Participant’s contingent Beneficiary, Spouse, children or estate, in accordance with the provisions of Section 10.7, and such non-locatable Beneficiary shall have no further claim or interest hereunder. Notification by certified or registered mail to the last known address of the Participant or Beneficiary will be deemed a reasonable and diligent effort to locate such person.

17.7	Limitation of Third-Party Rights. Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm or association other than the Company, Employers, Participants and Beneficiaries, and their successors in interest, any right, remedy or claim under or by reason of this Plan, except as otherwise provided in Section 17.4.

17.8	Invalid Provisions. In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.

17.9	One Plan. This Plan may be executed in any number of counterparts, each of which will be deemed an original and the counterparts will constitute one and the same instrument and may be sufficiently evidenced by anyone counterpart.

17.10	Use and Form of Words. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where that gender would apply, and vice versa. Whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where the plural form would apply, and vice versa.

17.11	Headings. Headings to Articles and Sections are inserted solely for convenience and reference, and in the case of any conflict, the text, rather than the headings, shall control.

17.12	Governing Law. The Plan will be governed by and construed according to the federal laws governing employee benefit plans qualified under the Code and according to the laws of the state of Colorado where such laws are not in conflict with the federal laws.

ARTICLE 18

GRANDFATHERED PROVISIONS PERTAINING TO MERGED PLANS

18.1	Royster-Clark, Inc. Employee Savings and Investment Plan and Trust.

(a)	Definitions:

(1)	“Royster-Clark Plan” shall mean the Royster-Clark, Inc. Employee Savings and Investment Plan and Trust.

(2)	“Former Royster-Clark Participant” shall mean a Participant in the Plan who has amounts transferred from the Royster-Clark Plan into this Plan.

(3)	“Prior Account Balance” shall mean the balance, if any, of a Former Royster-Clark Participant’s accounts in the Royster-Clark Plan that was transferred to the Plan, including the pre-tax account, matching account, prior pension account, profit sharing account, rollover account, QNEC account and voluntary after-tax contribution account.

(b)	Vesting. The following vesting schedule shall apply to the portion of the Prior Account Balance which is not 100% vested as of the date of transfer (instead of the vesting schedule set forth in Section 10.3 of the Plan):

If the Participant’s Years of Vesting Service are:	The Vested Portion is:
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(c)	Distribution Options. The installment distribution option of the Royster-Clark Plan is eliminated with respect to the Prior Account Balance of Former Royster-Clark Participants for distributions with starting dates beginning after December 31, 2006. The Joint & Survivor Annuity option is eliminated with respect to any prior pension account that is part of the Prior Account Balance of Former Royster-Clark Participants for distributions with starting dates beginning after December 31, 2006.

18.2	UAP Retirement Income Savings Plan.

(a)	Definitions.

(1)	“UAP Plan” shall mean the UAP Retirement Income Savings Plan.

(2)	“Former UAP Plan Participant” shall mean a participant in the UAP Plan who has amounts transferred from the UAP Plan into this Plan.

(3)	“Merger Date” shall mean December 31, 2008.

(4)	Prior Account Balance. Any account balance of a Former UAP Participant that is transferred from the UAP Plan into this Plan as of the Merger Date.

(b)	Eligibility. All Former UAP Plan Participants will become Participants in this Plan effective as of the Merger Date.

(c)	2008 Contributions. The final contributions payable under the UAP Plan for the Plan Year ending December 31, 2008 will be made in accordance with the provisions of the UAP Plan and funded to this Plan.

(d)	Vesting.

(1)	2008 Contributions. The following vesting schedule shall apply to the portion of the Prior Account Balance attributable to contributions made to a Former UAP Participant’s Employer Retirement Contribution Account, Employer Performance Contribution Account, Matching Contribution Account, and PPA Safe Harbor Contribution Account for the Plan Year beginning on January 1, 2008 (instead of the vesting schedule set forth in Section 10.3 of the Plan):

Years of Service	Vesting %
Less than 2 years	0%
2 or more years	100%

(2)	Contributions Made for Plan Years Beginning Before January 1, 2008. The following vesting schedule shall apply to the portion of the Prior Account Balance attributable to contributions made to a Former UAP Participant’s Employer Retirement Contribution Account, Employer Performance Contribution Account, and Matching Contribution Account for Plan Years beginning before January 1, 2008 (instead of the vesting schedule set forth in Section 10.3 of the Plan):

Years of Service	Vesting %
Less than 1 years	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

(3)	100% Vested Contributions. The portion of the Prior Account Balance attributable to contributions made to a Former UAP Participant’s Elective Deferral Account, Code §§ 401(k)(12) and 401(m)(11) Safe Harbor and QNEC Account, Employer Transition Contributions Account and Transfer Account – Employer Matching Contributions shall be 100% vested instead of being subject to the schedule set forth in Section 10.3 of the Plan.

(4)	Service for a Predecessor Employer. The Plan shall take into account service with a predecessor employer. “Predecessor employer” shall mean:

(i)	ConAgra Foods with respect to participants in the UAP Plan who were active participants in the Con Agra Foods Retirement Income Savings Plan, as amended and restated effective January 1, 2002, on November 23, 2003.

(ii)	Hoxie/Sunflower Chem, Kansas, with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on February 7, 2006.

(iii)	UAP Timberland, LLC, Timberland Enterprises, Inc., Aquacenter, Inc., Pinebelt, Inc. and Timberland Silvicultural Services, Inc., with respect to individuals who were employed by the predecessor employer on March 3, 2006 and who became an employee under the UAP Plan on March 4, 2006.

(iv)	Terral Agri Service, Terral Farm Service, and Wisner Elevator, with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on September 1, 2006.

(v)	Prairie Farmers.

(vi)	Spink County Fertilizer and Chemical, with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on November 16, 2006.

(vii)	Cedar Ridge Spraying, with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on January 3, 2007.

(viii)	Boettcher Enterprises, Inc. with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on January 26, 2007.

(ix)	AGSCO, Inc. with respect to individuals who became an employee under the UAP Plan with the closing of the transaction on February 7, 2007 and Dakota Fusion, Inc. with respect to individuals who became an employee under the UAP Plan following the closing of the transaction with AGSCO, Inc. if the individual provided services to the employer pursuant to the Transition Services Agreement among UAP Distribution, Inc., AGSCO, Inc., Ag Depot, Inc., Dakota Fusion, Inc. and Randy Brown.

(x)	Big Creek Fertilizer, Inc., with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on July 17, 2007.

(xi)	Hill City Fertilizer, Inc. and Oberlin Fertilizer, Inc., with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on July 19, 2007.

(xii)	Cotton Center Grain, Ltd., with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on September 6, 2007.

ARTICLE 19

REQUIRED TRANSITION PROVISIONS

19.1	Compensation (Section 1.15).

(a)	Annual Compensation Limit. The annual compensation limit of Section 1.15(b) is effective for Plan Years beginning on or after January 1, 2002.

(b)	Deemed 125 Compensation. The inclusion of “deemed 125 compensation” in the Plan’s definitions of “Compensation” under Sections 1.15(c) and 6.8 of the Plan shall be effective for Plan Years and Limitation Years beginning on and after January 1, 1998.

(c)	Compensation Timing Rules. The compensation timing rules in the Plan’s definitions of “Compensation” under Section 1.15(d) of the Plan shall be effective as of the first plan year beginning on or after July 1, 2007.

19.2	Eligibility (Section 3.1). Prior to July 1, 2000 for full-time regular employees and January 1, 2001 for part-time or temporary employees, an Eligible Employee became a Participant on the Entry Date coincident with or next following completion of six months of employment and 750 Hours of Service.

19.3	Catch-Up Contributions (Section 4.3). Catch-up Contributions in Section 4.3 were made available to all Participants effective as of January 1, 2002.

19.4	Safe Harbor Contributions (Section 5.1). Section 5.1 provides for safe harbor matching contributions pursuant to Code § 401(m)(11), shall be effective as of January 1, 2005.

19.5	Average Deferral Percentage Test Failure (Section 6.5). The provisions of Section 6.5(a) were added to the Plan to comply with the final 401(k) regulations effective as of the first day of the Plan Year beginning on or after January 1, 2006.

19.6	Average Contribution Percentage Test Failure (Section 6.5). The provisions of Section 6.5(b) were added to comply with the final 401(m) regulations effective as of the first day of the Plan Year beginning on or after January 1, 2006.

19.7	Aggregation of Plans (Section 6.6). The provisions of Section 6.6 shall apply for purposes of determining whether the Plan is top-heavy under Code § 416(g) for Plan Years beginning on or after January 1, 2002 and whether the Plan satisfies the minimum benefits requirements of Code § 416(c) for such years, even if the determination date for that Plan Year is before the applicable effective date.

19.8	415 Annual Addition (Section 6.8). The limitations on a Participant’s annual addition are effective for Limitation Years beginning on or after January 1, 2002.

19.9	Hardship Withdrawals (Section 9.3). The following transitions apply to the hardship withdrawal provisions of Section 9.3:

(a)	Contribution Limit Following a Hardship Withdrawal. Effective for amounts distributed before January 1, 2002, the 402(g) limit (as adjusted) applicable to a Participant’s Elective Contributions made in the calendar year immediately following the calendar year in which a hardship withdrawal is made shall be reduced by the Participant’s Elective Contributions made in the calendar year in which the withdrawal was received.

(b)	Expansion of Deemed Rules for Hardship. The financial needs considered as immediate and heavy for hardship withdrawals are expanded to include burial and funeral expenses and losses to a Participant’s principal residence, effective only with respect to hardship withdrawals made on or after January 1, 2006.

(c)	Suspension of Elective Contributions. A hardship withdrawal paid in 2001 shall remain subject to the provisions of the Plan relating to suspension of Elective Contributions that were in effect prior to January 1, 2002.

19.10	Elimination of “Same Desk Rule” (Section 10.3). Section 10.3 providing for distribution upon a Participant’s severance from Employment shall be effective as of January 1, 2002, regardless of whether the severance from Employment occurred before, on, or after January 1, 2002.

19.11	Required Minimum Distributions (Section 11.3). The provisions of Section 11.3 are effective for Plan Years beginning on or after January 1, 2003. Required minimum distributions for 2002 were made pursuant to the proposed regulations under Code § 401(a)(9) published in the Federal Register on January 17, 2001.

19.12	Direct Rollovers of Plan Distributions (Section 11.4). The expanded definition of “eligible retirement plan” in section 11.4 of the Plan applies for purposes of direct rollovers made on or after January 1, 2002.

19.13	Small Payments (Section 11.5). The provisions of Section 11.5 are effective for distributions made on or after March 28, 2005. The following provisions shall apply to distributions made prior to March 28, 2005:

The administrator shall direct the Trustee to make a mandatory distribution of any Participant’s vested Account valued at $5,000 or less at the time of distribution. Unless the Participant elects payment in the form of a direct rollover, the Plan administrator shall order such mandatory cashout be made in the form of a single lump sum payment as soon as administratively feasible.

For purposes of mandatory cashouts made after December 31, 2001, the value of a Participant’s vested Account balance shall be determined without regard to that portion of the Account balance which is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code §§ 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

19.14	Distribution Upon Termination (Section 15.2). The provisions of section 15.2 relating to distributions upon termination of the Plan in the event the Employer maintains an alternative defined contribution plan are effective for Plan Years beginning on or after January 1, 2006.

19.15	Elective Contributions (Section 15.3). The provisions of Section 15.3 (entitled “Plan Merger, Consolidation or Transfer”) mandating that assets attributable to elective Contributions (including qualified nonelective and qualified matching contributions) acquired which are taken into account for the ADP test shall continue to be subject to the distribution limitations of Code § 401(k) was added to comply with the final 401(k) regulations for Plan Years beginning on or after January 1, 2006.

Date:            , 2014

AGRIUM U.S. INC.

By:

Title:

Appendix A

PARTICIPANTS AFFECTED BY PLAN SELF CORRECTION OF LOANS

FIRST	LAST	HIRE
JOHN	BOWMAN JR	7/6/2004
DEBORAH	ROSE	10/27/2003
TERRY	PORTER	5/3/2004
CHARLES	TRISDALE	2/27/2004
KELLY	BURTON	7/21/2003
DONALD	BENNETT	2/16/2004
JAMIE	BROWN	3/29/2004
NATHAN	WARNER	1/12/2004
DONNA	SUMMERS	8/31/2003
JEREMY	MARX	4/19/2004
MAURICE	CROUCH	1/1/2004
EDDIE	CLARK	1/12/2004
PERRY	MORDINI	5/31/2004
RICKY	O’DELL	1/2/2003
HAROLD	MATHEWS	1/2/2003
DEBORAH	ROBARGE	1/27/2003
KENNETH	LIVERMAN	1/2/2003
BRAD	HAYNES	1/15/2003
TREVOR	SCAMIHORN	9/30/2002
MICHAEL	RICH	1/30/2003
JOSEPH	HILLEBRAND	9/9/2002
CHRISTINA	HESS	2/25/2002
MIKE	MOORMAN	9/15/2003
JAMES	GILL	1/26/2004
MARILYN	STATZER	10/1/2001
MICHAEL	PFEIFFER	11/4/2002
BRIAN	VANN	2/9/2004
SAMUEL	DURST	3/8/2004
TYLER	MOCKER	5/24/2004
LAURA	KREITLER	9/27/2004
SHAUN	HAYDEN	11/1/2004
WALDO	ADAMS JR	7/19/2002
CRYSTAL	ADKINS	9/13/2004
ELIZABETH	AKRIDGE	8/11/2003
WILLIAM	ALBERSON	3/26/2002
ASHLEY	ALDRIDGE	8/2/2004
JOHN	ALLEN	3/27/2003
TANESHA	ANDERSON	10/16/2004
PATRICK	ARTHUR	1/29/2004
RODNEY	ASBELL	11/29/2004
MICHAEL	BACCUS	10/11/2004
VICKI	BAILEY	3/13/2002
MARK	BAIR	3/16/2004

Appendix A - 1

FIRST	LAST	HIRE
GERALD	BANKS	9/7/2004
GLANA	BANKS	8/2/2002
CHRIS	BANTY	4/3/2003
MATT	BARNHIZER	3/29/2004
KELLY	BARTLETT	3/17/2004
STEPHEN	BASSLER	3/5/2003
CHRISTINE	BECKMAN	9/25/2003
SAMUEL	BELL	4/14/2003
SAMUEL	BELL	3/1/2003
JIM	BENEFIEL	10/3/2002
BOB	BENNETT	3/1/2003
JUAN	BERLANGA	2/9/2004
JEREMY	BERRY	1/19/2004
DON	BEWLEY	7/24/2002
CLARENCE	BIAS	1/5/2004
CHRISTIE	BIGGER	8/9/2001
JOHNNY	BLAKNEY	10/29/2001
PHILLIP	BOALS	3/27/2003
MARK	BOLINGER	9/25/2002
ROY	BONDS	2/4/2002
JAMES	BONNOITT	3/29/2004
JOHN	BORER	3/31/2003
RAYMOND	BOSTIC	8/11/2001
MICHAEL	BOULTON	2/10/2003
BILLY	BOWLDS	3/24/2003
JOHN	BOYD	9/16/2004
CHRISTOPHER	BOYD	10/15/2001
EDDIE	BRADSHAW	2/27/2003
RALPH	BRANN	3/17/2003
KEVIN	BRENNER	3/24/2003
KENT	BRIDGES	4/1/2003
DAN	BRISKY	2/25/2004
PAUL	BROCKMEYER	3/21/2003
MELVIN	BROOKS	11/19/2002
ROY	BROOKS JR	5/26/2004
ANTONIO	BROWN	11/10/2003
JAMES	BROWN	2/3/2003
VIRGINIA	BRUMMOND	3/30/2004
MICHAEL	BURDETTE	1/12/2004
WALTER	BURGESS	9/30/2003
HENRY	BURKE	11/8/2002
SANDRA	BUSH	3/25/2002
JOSEPH	BUTLER	3/10/2003

Appendix A - 2

FIRST	LAST	HIRE
CHANCE	BUTLER	2/4/2002
WILLIE	BYNUM	2/13/2004
HOWARD	CAIN	12/23/2003
MARK	CALLAHAN	3/6/2003
JERRY	CARAWAY JR	9/20/2004
NICK	CARDENAS	2/23/2004
RUDY	CARMONA	4/2/2003
PATRICK	CARNES	8/6/2001
GARY	CARTER SR	11/17/2004
DWIGHT	CAUGHLIN	3/10/2003
ROBERT	CHILDERS	3/20/2003
KEITH	CHRISTENSEN	9/26/2003
SAMUEL	CIBULA	10/4/2004
RICHARD	CLARK	11/30/2003
JOHN	CLEMENTS	4/8/2002
DIXIE	CLOYD	1/1/2003
HAROLD	COATES	2/11/2002
JEFF	COFFMAN	7/28/2003
SETH	COLE	9/23/2002
LAURIE	COON	9/16/2002
DEAN	COOPER	1/14/2004
MELVIN	COPELAND JR	4/12/2004
SHANNON	COUSINEAU	4/12/2004
BARBARA	COX	1/2/2003
JOHN	COXWORTH	12/23/2002
CHRISTINA	CRABTREE	5/9/2003
ANTHONY	CRAIG	3/10/2003
RYANNE	CRIBB	3/8/2004
JERRY	CRISLIP	2/18/2003
ROBERT	CUDE	9/2/2003
AMIE	CURLIN	11/15/2004
JAMES	CUTHRELL	12/6/2004
STEVE	CUTRELL	8/23/2004
WILLIE	DANIELS	3/1/2003
WILLIS	DAVENPORT	4/4/2003
HAL	DAVIS	3/10/2003
GROVER	DAVIS III	3/18/2003
LESLIE	DEAN	10/1/2001
MALCOLM	DEFORD JR	8/4/2004
JASON	DEHART	9/10/2003
LINUS	DICKENS	4/5/2004
CAREY	DIXON	12/8/2003
JAMES	DOLMAN	3/25/2002

Appendix A - 3

FIRST	LAST	HIRE
WILLIAM	DORSETT III	4/22/2002
BETH	DOSS	9/8/2003
KRISTINE	DOUMA	2/24/2003
ROGER	DRAKE	1/27/2003
VICKI	DUNBAR	1/5/2004
CARL	DUNBAR	3/19/2003
DARRIUS	DURANT	10/1/2001
DANIEL	DWYER III	3/1/2004
DAVID	EASTWOOD JR	4/12/2004
ARTHUR	EDING	4/7/2003
JAMES	ELDER	4/1/2004
JERRY	ELLIS	11/29/2004
TIMOTHY	ELLIS	11/29/2004
DUSTIN	ELLSWORTH	2/16/2004
LARRY	ELMORE	3/11/2004
CHRIS	ENGLE	2/10/2003
BRENT	ERWIN	3/20/2002
JESSICA	ESPENLAUB	4/28/2003
WAYNE	EUDY	2/16/2004
BENJAMIN	EVERITT	11/8/2004
ROD	EWELL	7/30/2001
MIKE	FEAR	9/27/2002
RITA	FEVERYEAR	2/17/2003
MARK	FISHER	11/15/2004
NEIL	FORD	4/14/2003
JESSE	FOUST	3/17/2003
JASON	FOX	12/1/2004
STEPHEN	FRANTZ	2/15/2003
CAMERON	FRAZIER	3/22/2002
STEVE	FREE	4/29/2003
WALTER	FULTON	3/23/2003
KELVIN	GARDNER	3/26/2002
DENNIS	GARRINGER	2/23/2004
RYAN	GERLACH	8/12/2004
ALAN	GIBSON	11/27/2001
RICHARD	GILLESPIE	3/31/2003
JAMES	GOUGH	3/31/2003
RAY	GRAHAM	11/7/2001
ANDREW	GRAHAM SR	7/19/2004
MICHAEL	GRANNAN	2/5/2003
THOMAS	GRAY	4/5/2004
SUSAN	GRAY	3/18/2002
DARWIN	GREEN	9/21/2004

Appendix A - 4

FIRST	LAST	HIRE
DEBRA	GREENE	4/16/2002
JEREMY	GRISSOM	4/12/2004
STEVEN	GROCE	5/10/2004
LARRY	GRUNER	4/8/2003
GAIL	GUESS	10/7/2002
ALTON	HAMILL	1/2/2004
JERRY	HAMPTON	2/24/2003
DAVID	HANSCEL	3/29/2004
SUZANNE	HARRELL	7/7/2003
TANYA	HARRIS	10/25/2004
JEFFREY	HARRIS	10/18/2004
RONALD	HASELMAN	4/1/2003
DOUGLAS	HASSE	3/24/2003
KATHLEEN	HASTINGS	1/21/2003
GEORGE	HASTINGS	1/21/2003
RANDY	HATCH	2/9/2004
CARMEN	HAWK	6/21/2004
RODNEY	HAWKINS	9/8/2003
JEFFERY	HEADLEY	5/21/2003
DIANE	HEATH	3/5/2002
LAWYER	HECTOR	3/10/2003
AMY	HENRY	10/21/2002
SAMUEL	HERRING	3/24/2003
ROBERT	HESTER	10/1/2003
MATT	HIBBS	3/19/2003
HAROLD	HICKS	3/10/2003
MICHAEL	HICKS	2/25/2002
JOSH	HILLEBRAND	1/7/2002
JUSTIN	HILSMEYER	3/1/2003
CARMEN	HINIKER	11/20/2002
MARION	HODGES	1/19/2004
JASON	HOFFMAN	1/14/2004
JEFF	HOLCOMB	5/10/2003
RONALD	HOLLAND	2/6/2002
PEHRY	HOLMLUND	3/7/2003
JAMIE	HOPPER	3/8/2004
SHANNAN	HORNUNG	9/8/2004
FLOYD	HUGHES	10/25/2004
SHARON	HUMMER	5/18/2004
DONALD	HUTCHISON	3/12/2003
FLORENCE	HUTMAN	12/13/2004
MIKE	ICENOGLE	3/24/2003
RONNIE	IHRIG	3/9/2004

Appendix A - 5

FIRST	LAST	HIRE
KYLE	INKROTT	3/31/2004
WALTER	IRELAND	3/16/2004
MARK	ISAAK	1/2/2004
RAMEY	ISRAEL	4/20/2003
DANNY	JACKSON	3/1/2003
THOMAS	JARRELL	1/19/2004
DANNIE	JARVIS	9/22/2003
DOUGLAS	JEFFERS	2/9/2004
JESSE	JENKINS	10/7/2002
SIDNAY	JOHNSON	4/28/2002
CHRISTOPHER	JOHNSON	10/1/2001
RICK	JOHNSON SR	2/11/2003
GREGORY	JONES	12/5/2002
CHARLIE	JONES	1/7/2002
DAVID	JOYNER	12/9/2003
ROBERT	KALINA JR.	3/25/2002
DAVID	KALTENBERG	8/31/2001
AMY	KASKA	12/9/2002
JAMES	KATS	10/25/2004
TIMOTHY	KELLY	10/4/2002
EDWARD	KENNEDY	3/24/2003
KEVIN	KENWORTHY JR	3/12/2003
ARTHUR	KESTER JR	2/25/2002
JAMES	KIERCE	1/16/2003,
WENDELL	KING	3/12/2003
BARBARA	KLINE	10/15/2002
JOSEPH	KLOTT	12/16/2002
MICHAEL	KRAL	1/21/2003
LEE	KRAMER	3/19/2002
ANTHONY	KRIEGEL	9/2/2003
GWEN	KROSCH	8/1/2003
DANIEL	KRUGER	2/20/2002
LINDA	KRUSE	4/13/2004
STACEY	LAMBRIGHT	3/1/2003
ANTHONY	LAWRENCE	11/7/2001
PHILLIP	LECKLIDER	4/8/2003
JERRY	LEE	2/16/2004
ROSA	LEE	12/16/2002
V. JEROME	LEWIS	9/4/2001
BRENDA	LOFTON	10/13/2003
JAMES	LUCAS	4/10/2002
JORGE	LUGO	12/8/2003
STEPHEN	LUTZ	12/9/2002

Appendix A - 6

FIRST	LAST	HIRE
RONNIE	LYNCH	11/30/2004
DAVID	LYNCH	8/19/2003
RICHARD	MAIN	2/18/2003
EUGENE	MALKEY	4/15/2003
JESSE	MARCH	2/2/2004
JAMIE	MARCUM	3/17/2003
TIM	MARKER	2/4/2002
WILLIAM	MARSHALL	2/11/2002
WESLEY	MARTIN	2/18/2004
CHARLES	MARTIN	4/11/2003
EMERTERIO	MARTINEZ	1/16/2003
MARVIN	MATTISON	12/17/2002
DAVID	MAURER	12/1/2002
RANDALL	MCCAMMON	3/3/2003
DEON	MCCONNELL	1/22/2002
JAMES	MCCRARY	8/31/2001
ROBERT	MCGILL	2/17/2003
WILLIAM	MCKENNEY JR	6/23/2003
JUDY	MCMAINS	6/9/2003
TIM	MEEKER	9/18/2002
JASON	MEFFORD	3/24/2003
SAMUEL	MIDGETT	12/17/2001
WILLIAM	MILLER	4/23/2003
GERALDINE	MILLER	10/17/2002
SCOTT	MILLMAN	3/1/2004
DAVE	MOSS	10/8/2002
BILLY	MOYE	9/7/2004
CHARLES	MURRAY	3/16/2004
STEPHEN	MUSSELMAN	4/5/2004
MATTHEW	NALE	3/15/2004
ANCLE	NICKLE	10/8/2001
DEE	NIESE	8/7/2001
MICHAEL	NORMAN	3/24/2003
DYMPNA	NORMAN	3/1/2003
KATHY	NORRIS	7/26/2004
DEBORAH	NORRIS	12/22/2003
JIMMY	NORTON	1/28/2003
PATRICK	O’BRIEN	4/14/2003
KATHY	ODOM	8/30/2004
GA1LYA	OLDS	2/9/2004
BRICE	OSENTOSKI	1/2/2003
WALTER	OSTING	4/12/2003
JOHN	OTEY	3/7/2003

Appendix A - 7

FIRST	LAST	HIRE
JOHN	PALMER	2/14/2003
ROY	PARKER	6/3/2002
W.C.	PARTEN	3/1/2003
ASHLEY	PATRICK	12/19/2003
JAMES	PEARCE	5/25/2004
RICKY	PERDUE	3/3/2003
DOYLE	PERRY	2/25/2002
AARON	PHILLIPS	5/1/2003
KYLE	PHILLIPS	10/16/2001
JAMIE	PITTS	3/11/2003
BRANDON	PONTIUS	10/6/2003
CHARLES	POST	9/29/2003
LYNETTE	POWELL	10/4/2004
JERRY	POYTHRESS	4/15/2002
JASON	PRICE	11/1/2004
KENNETH	PRINCE	9/22/2003
LARRY	PROCTOR	2/3/2003
JOHN	PRUITT	4/14/2003
JONATHAN	PRZYBYLSKI	3/28/2003
KURTIS	QUALMAN	4/14/2004
RICHARD	QUINN	9/30/2002
FRANCIS	RACICOT	10/20/2003
MELINDA	RADCLIFF	11/21/2002
JESSICA	RAMIREZ	10/6/2003,
KRISTY	RAMOS	8/27/2001
BRITTANY	RAYBURN	10/25/2004
JONAS	RAYNOR	3/17/2003
ORA	RHOADS	10/21/2002
RICKY	RICHARDSON	10/20/2003
ERVIN	RICHMOND	1/2/2003
TERRI	RICKMAN	10/8/2004
MATTHEW	RIEGE	3/4/2004
FORREST	ROBERTSON	3/10/2003
LARRY	ROBINSON	12/13/2001
BONIFACIO	RODRIGUEZ	8/13/2001
CHARLES	ROGISTER JR	1/14/2003
GWENOVYNE	ROUSE	1/27/2003
GARY	RUFFIN	4/15/2002
PATRICK	RYAN	9/15/2004
MARK	SAAKE	12/9/2002
WESTON	SANDERS	10/22/2001
DUANE	SARD SR	6/14/2004
PATRICIA	SAWVELL	1/29/2003

Appendix A - 8

FIRST	LAST	HIRE
TIMOTHY	SCHAER	4/9/2004
DONALD	SCHLAGER	4/28/2003
DUSTIN	SCHOETTMER	3/31/2003
CINDY	SCHRAMM	9/3/2002
GERALDINE	SCHULTZ	12/2/2004
WILLIAM	SCOTT	10/29/2001
JASON	SEAFLER	11/1/2003
JIMMY	SEARS	4/16/2003
JARED	SEE	4/12/2004
JAMES	SEILER	12/18/2002
JOHN	SELLERS	4/22/2002
MICHAEL	SHAW	2/4/2002
HENRY	SHAW JR	3/28/2003
TONY	SHEPHERD	9/28/2004
KYLE	SHIRK	12/18/2001
JAMES	SHORT	2/3/2003
PAUL	SILVEOUS	8/12/2003
JAMIE	SILVERTHORNE	3/4/2002
BRIAN	SIMS	10/31/2002
DARIN	SINGELTON	1/26/2004
JIMMY	SINGLETEARY II	8/28/2003
AUGUSTUS	SLADE	11/14/2002
DENNIS	SLY	3/24/2003
DOUGLAS	SMITH	10/4/2004
CHRISTOPHER	SMITH	1/23/2004
JASON	SMITH	5/5/2003
TERRY	SMITH	3/10/2003
CINDI	SMITH	2/18/2003
DARRELL	SNOW	8/23/2004
GEORGE	SPROUL JR	6/28/2004
DANNY	STARKS	10/28/2002
JOHN	STECHSCHULTE	3/24/2003
MATTHEW	STEWARD	10/27/2004
JUDY	STEWARD	9/27/2004
JEFF	STINSON	10/9/2004
JONATHAN	STONE	3/10/2003
JOHN	STORM JR	11/15/2004
RICHARD	STOWERS	3/11/2002
ROSIE	STRAITS	4/1/2003
JEFFREY	SUDDERTH	3/17/2003
JOHN	SURIES	3/11/2002
NANCY	SUTTON	3/22/2004
SETH	SWYERS	11/17/2003

Appendix A - 9

FIRST	LAST	HIRE
ISTVAN	SZABO JR	2/28/2003
TERRY	TAPSCOTT	10/7/2002
MARK	TAYLOR	4/1/2003
LINDA	TAYLOR	3/1/2003
ASHLEY	TAYLOR	10/22/2002
RANDY	TEW	3/31/2003
EDDIE	THOMAS	11/29/2004
CHRISTOPHER	THOMAS	11/1/2004
DOMINIC	THOMAS	10/14/2002
LACY	THOMAS JR	8/11/2001
VALISA	THOMPSON	5/5/2003
DAVID	TINNEY	3/17/2003
MARTIN	TISDALE	4/1/2003
RICKY	TOOTHMAN	8/11/2001
MICHAEL	TOSCHLOG	10/20/2003
LEWIS	TRAWICK	1/2/2002
TODD	TREXLER	4/10/2003
CURTIS	TROLLINGER	11/10/2003
CHRISTOPHER	TUCKER	10/1/2004
TIMOTHY	TUCKER	6/2/2003
BRIAN	UPDIKE	9/9/2002
ROBERT	UPTON	4/10/2003
JILL	UTRUP	4/7/2003
JOSEPH	VANDER WERFF	9/23/2002
JEFFREY	VANDERWERFF	5/13/2002
ANDREW	VAUGHAN	11/15/2004
RACHEL	VICKNER	6/9/2003
ROBBIE	WAGNER	10/4/2004
MIKE	WAGNER	4/19/2004
FREDRICK	WAGONER	2/4/2003
BART	WALTERS	4/12/2002
OWIN	WALTERS	10/15/2001
LINDY	WALTON	5/19/2003
WILLIS	WALTON	3/13/2003
BARRY	WARD	3/25/2003
RYAN	WARE	3/22/2004
THEODORE	WARES	5/17/2004
CHARLES	WARNER	10/17/2002
WILLIE	WASHINGTON	11/10/2003
JOHN	WATERMAN	4/15/2002
ANNA	WEATHERS	1/19/2004
TIMOTHY	WELLINGTON	3/9/2004
JARED	WEST	3/21/2002

Appendix A - 10

FIRST	LAST	HIRE
DOUGLAS	WILLEY	11/15/2004
SHIRLEY	WILLIAMS	5/2/2003
RANDOLPH	WILLIAMS	3/1/2003
DAVID	WILLS	8/19/2002
TROY	WINCHELL	1/13/2003
ANGELA	WINCHESTER	8/9/2004
RORY	WOODS	8/23/2004
JASON	WRIGHT	11/12/2000
JOHN	WYNN	4/11/2003
JOSHUA	YEAGER	8/26/2003,
OTIS	ZIMMERMAN	11/3/2003
RANDY	ZIRKLE	10/23/2003
RICKY	JOHNSON, JR	8/27/2003
MICHAEL	TERRACINO	9/24/2001
JACK	MIKLOVICH	9/2/2003
GARY	HIMES	9/10/2001
KARAN	CUNNINGHAM	3/17/2003
VIRGINA	HALSEY	1/2/2003
KOLLETTE	HAGAN	10/8/2001
MIKE	HOLLE	10/15/2003
JAMES	WHITE	2/17/2003
CATHY	CARMAN	10/9/2001
TODD	WEBER	1/20/2003
KIMBERLY	CARRINGTON	8/26/2002
RICHARD	THOMAS III	12/27/2001
THOMAS	SCHMITZ	1/2/2003
DAVID	ILES III	9/2/2003
WAYNE	KOTEWA	11/17/2003
RICHARD	GASKILL JR	4/1/2002
MARK	BEDSOLE	2/17/2003
KENNETH	MILLER	4/22/2003
JULIAN	ETHEREDGE	3/16/2002
JOE	JONES JR	11/25/2002
DAVE	CREQUE	9/18/2002
JOHN	HARLESS	2/3/2003
MELANIE	CONNER	3/27/2003
CATHY	HORT	1/31/2002
MARK	GROVER JR	7/25/2001
ROY	HICKEY	3/31/2003
PEGGY	STRAHLER	2/18/2002
MICHAEL	FINLEY	4/22/2002
JOHN	CAMPBELL	2/11/2002
JAMES	JONES	3/14/2003

Appendix A - 11

FIRST	LAST	HIRE
ANN	PICKENS	2/3/2003
TROY	BRADLEY	3/18/2002
MARCIA	HERRIOTT	2/24/2003
ARCHIE	PROCTOR, JR,	2/3/2003
JOSEPH	FORTMAN	4/21/2003
CECIL	SAIN	5/6/2002
ELTON	VASS JR	8/26/2002
MARK	POWELL	2/24/2003
WAYNE	DANIELS	3/1/2003
ERIC	MOORHEAD	4/14/2003
CHARLES	WALKER	10/7/2002
JARED	SKINNER	9/30/2002
ROBERT	STUCK	1/6/2003
DOUG	PICKLES	9/18/2002
JAMES	STANCIL	8/27/2001
ANDREW	SMITH	2/17/2003
GREGORY	WHITESELL	1/24/2003
STEPHEN	SCHERDER	9/21/2001
SCOTT	STEVENSON	4/28/2003
WARREN	COCKFIELD	1/6/2003
TODD	STUDENKA	9/18/2002
JUANITA	BARRICKLOW	1/1/2003
JOHN	ENGELMANN	4/15/2002
MARK	BENNETT	3/1/2003
MICHAEL	BOEGLIN	4/22/2002
ALAN	SCHMIDT	8/18/2003
JAMES	BELEW	5/31/2002
TIMOTHY	HUMAN	3/10/2003
JAMES	HUBBARD	12/1/2003
KEVIN	HOOK	9/11/2003
VICTOR	CAPRON	1/31/2003
GLEN	ROETHLER	9/22/2003

Appendix A - 12

APPENDIX B

PARTICIPATING EMPLOYERS

Participating Employer	Effective Date
Royster-Clark, Inc. (Royster-Clark, Inc.	January 1, 2007
merged into Crop Production Services, Inc. effective as of July 1, 2007) United Agri Products, Inc.	December 31, 2008
Loveland Industries, Inc.	December 31, 2008
Platte Chemical Co.	December 31, 2008
Snake River Chemical, Inc.	December 31, 2008
Transbas, Inc.	December 31, 2008
Loveland Products, Inc.	December 31, 2008
UAP Distributions, Inc.	December 31, 2008
Levelland Delinting, Inc.	December 20, 2012
Raley Bros. LLC	January 11, 2013
Superior Deshler, Inc.	April 17, 2013
Inness Farm Supply	May 17, 2013
L&M Fertilizer	December 16, 2013

Appendix B

APPENDIX C

SERVICE CREDIT FOR PRIOR EMPLOYMENT WITH CERTAIN BUSINESSES

BUSINESS	TRANSACTION DATE
George Smith Ag Services, Inc.	November 30, 2012 through February 28, 2013
Urwiler Oil & Fertilizer, Inc.	November 14, 2012
Bighorn AG Services Inc.	March 26, 2012
Ritter Crop Services	February 27, 2012
Aqumix, Inc.	November 9, 2011
Midland Ag Center, Inc.	August 16, 2011
Michlig Agri Center, Inc.	August 12, 2011
International Mineral Technologies	July 7, 2011
Southwest Ag, Inc.	March 25, 2011
Terragro, Inc.	March 10, 2011
Walton Agri Service, Inc.	February 10, 2011

Appendix C